UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Perma-Fix Environmental Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

8302 Dunwoody Place, Suite 250

Atlanta, Georgia 30350

NOTICE OF ANNUAL MEETING

To Be Held July 21, 2022

To the Stockholders of Perma-Fix Environmental Services, Inc.:

Notice is hereby given that the 2022 Annual Meeting of Stockholders (the “Meeting”) of Perma-Fix Environmental Services, Inc. (“Company”, “we”, “our”, or “us”) will be held at The Westin Atlanta Airport, 4736 Best Road, Atlanta, Georgia 30337, on Thursday, July 21, 2022, at 11:00 a.m. (EDT), for the following purposes:

1.	To elect eight directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified (Proposal 1);

2.	To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the 2022 fiscal year (Proposal 2);

3.	To approve, on an advisory basis, the 2021 compensation of our named executive officers as described herein (Proposal 3); and

4.	To transact such other business as may properly come before the Meeting and at any adjournments thereof.

Only stockholders of record at the close of business on June 2, 2022, will be entitled to notice of, and to vote at, the Meeting or at any postponement or adjournment thereof.

The Company is taking advantage of the rules of the Securities and Exchange Commission (“SEC”) that allow issuers to provide electronic access to proxy materials over the Internet instead of mailing printed copies of those materials to each stockholder. The Company believes that furnishing these materials electronically allows us to more efficiently provide our stockholders with our proxy materials while reducing costs and reducing the impact of the Meeting on the environment. If you would like us to send you printed copies of our proxy statement and accompanying materials, we will be happy to do so at no charge upon your request. For more information, please refer to the Notice of Internet Availability of Proxy Materials (the “Notice”) that we are mailing to holders of record on or about June 9, 2022. The Notice also provides instructions as to how you may vote your proxy.

Your vote is important. Whether or not you plan to attend the Meeting, you are encouraged to vote as soon as possible to ensure that your shares are represented at the Meeting.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on July 21, 2022: This Proxy Statement and our Annual Report for 2021 are available at: https://www.cstproxy.com/perma-fix/2022.

By order of the Board of Directors

Ben Naccarato

Secretary

Atlanta, Georgia

June 9, 2022

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

8302 Dunwoody Place, Suite 250

Atlanta, Georgia 30350

PROXY STATEMENT

FOR THE

2022 ANNUAL MEETING OF STOCKHOLDERS

To Be Held July 21, 2022

Why am I receiving this Proxy Statement?

You are receiving this Proxy Statement from us because you were a stockholder of record of the common stock, par value $.001 (the “Common Stock”), of Perma-Fix Environmental Services, Inc. (“Perma-Fix”, the “Company”, “we”, “our”, or “us”) at the close of business on June 2, 2022 (the “Record Date”). This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of the Company (the “Board of Directors” or the “Board”) of proxies to be used in voting at the 2022 Annual Meeting of Stockholders to be held on Thursday, July 21, 2022, at 11:00 a.m. (EDT), and any adjournments thereof (the “Meeting”). By use of a proxy, you may vote whether or not you plan to attend the Meeting. This Proxy Statement describes the matters on which the Board would like you to vote, and provides information on those matters, so that you can make an informed decision.

Who is entitled to vote at the Meeting?

Only the holders of our Common Stock at the close of business on the Record Date will have the right to receive notice of, and be entitled to vote at, the Meeting. At the close of business on the Record Date, 13,272,623 shares of Common Stock were outstanding. Each stockholder of record, as of the Record Date, is entitled to one vote for each share of Common Stock that the stockholder owned as of the Record Date on each matter to be voted upon at the Meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), the Company has elected to provide access to its proxy materials via the Internet instead of mailing printed copies. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s stockholders. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed or electronic set of the proxy materials. Stockholders may request to receive proxy materials in printed form by following the instructions in the Notice. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

What vote is required to approve the matters being considered?

●	Directors are elected by a plurality of the shares present in person or represented by proxy and entitled to vote at the Meeting.

●	The ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Meeting.

●	The approval of the 2021 compensation of our named executive officers requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Meeting. While the Board of Directors intends to carefully consider the shareholder vote resulting from this proposal, the final vote will not be binding and is advisory in nature.

Are abstentions counted?

If your proxy indicates an abstention from voting on a proposal, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on such proposal at the Meeting. Because abstentions represent shares entitled to vote, if you abstain from voting on a proposal, your abstention (a) will have no effect on the election of directors, (b) will have the effect of a vote against the ratification of the appointment of the independent registered public accounting firm, and (c) will have the effect of a vote against the resolution on executive compensation.

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How do I cast my vote?

If you are a stockholder whose shares are registered in your name—that is, you have a Perma-Fix stock certificate or hold your shares in an account with our transfer agent, Continental Stock Transfer & Trust Company—you may vote your shares at the Meeting or by one of the following methods:

●	Vote by Internet, by going to the web address www.cstproxyvote.com and following the instructions for Internet voting.

●	Vote by Mobile Device, by scanning the QR barcode on your Notice or proxy card and following the on-screen instructions.

●	Vote by Proxy Card (if you requested printed copy), by completing, signing, dating and mailing the proxy card in the envelope provided. If you vote by internet or mobile device, please do not mail your proxy card.

If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, you are the “beneficial owner” of shares, and the Notice of Internet Availability of Proxy Materials was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting during the Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. You should follow the instructions received from that organization to vote your shares. If you wish to vote in person at the Meeting, you must obtain a legal proxy from the bank, broker or other holder of record that holds your shares.

Whether or not you plan to attend the 2022 Annual Meeting of Stockholders, please submit your vote either by internet, mobile device, or by written proxy card.

Can I change my mind after I vote?

Yes, you may change your mind at any time before the polls close at the Meeting. You can change your vote by:

●	executing and submitting a revised proxy;

●	providing a written revocation to the Secretary of the Company; or

●	voting in person at the Meeting.

What constitutes a quorum?

A majority of all of the outstanding shares of Common Stock entitled to notice of, and to vote at, the Meeting, represented in person or by proxy, will constitute a quorum for the holding of the Meeting. The failure of a quorum to be represented at the Meeting will necessitate adjournment and will subject the Company to additional expense. If your proxy indicates an abstention from voting on a proposal, the shares represented will nonetheless be counted as present for the purpose of determining a quorum.

Will my shares be voted if I am a registered stockholder and I do not provide my proxy?

No. If your shares are registered in your name (i.e., you have a Perma-Fix stock certificate or hold your shares in an account with our transfer agent, Continental Stock Transfer & Trust Company), they will not be voted, unless you submit your proxy or vote in person at the Meeting. If you hold your shares directly in your own name, you must vote, either by internet, by mobile device, by completing, signing and delivering a proxy (if you requested a printed copy), or by attending the Meeting and voting at the Meeting.

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Will my shares be voted if I am a beneficial stockholder and I do not provide voting instructions?

If your shares of Common Stock are held by a bank, broker or other nominee as custodian on your behalf, you are considered a “beneficial stockholder” of those shares As a beneficial stockholder, you must provide voting instructions to your broker, bank, or other nominee by the deadline provided in the proxy materials you receive from your broker, bank, or other nominee to ensure your shares are voted in the way you would like. If you do not provide voting instructions to your broker, bank, or other nominee, whether your shares can be voted on your behalf depends on the type of item being considered for vote. The NYSE has rules that govern brokers who have record ownership of listed company stock (including stock such as ours that is listed on The Nasdaq Capital Market) held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“routine matters”), but do not have the discretion to vote uninstructed shares as to certain other matters (“non-routine matters”). A “broker non-vote” occurs when a broker has not received voting instructions from a beneficial owner on a non-routine matter and therefore cannot vote such beneficial owner’s shares on the matter. In these cases, the broker can register your shares as being present at the Meeting for purposes of determining the presence of a quorum, but will not be able to vote on these non-discretionary matters for which specific authorization is required. Under NYSE interpretations, Proposal 1 (election of directors) and Proposal 3 (advisory vote on executive compensation) are considered non-routine matters. However, since broker non-votes are not counted in any vote requiring a plurality of votes cast (Proposal 1) or a majority of the votes present in person or represented by proxy and entitled to vote (Proposal 3), broker non-votes will have no effect on the outcome of either of these proposals. Proposal 2 (ratification of the selection of the independent registered public accounting firm for 2022) is considered a routine matter and, thus, we do not expect to receive any broker non-votes on this proposal.

Who will count the votes?

All votes will be tabulated by the inspector of election appointed for the Meeting.

Where can I find the voting results of the Meeting?

We will announce the preliminary voting results at the Meeting and publish final results in a Form 8-K to be filed with the SEC within four business days after the Meeting.

Who is paying the cost of this solicitation?

The Company will pay the cost of soliciting proxies on behalf of the Board of Directors. In addition to solicitation by use of the mail, certain of the Company’s officers and employees may, without receiving additional compensation therefore, solicit the return of proxies by telephone, e-mail or personal interview. The Company has also engaged Alliance Advisors to assist in the solicitation of proxies and provide related advice and informational support, for a service fee, plus customary disbursements, which are not expected to exceed $13,000 in total. The Company will reimburse brokerage houses and custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses in forwarding soliciting materials to their principals, the beneficial owners of Common Stock.

Is the stockholder list available for review?

A list of stockholders entitled to vote at the Meeting will be open to examination by any stockholder for any purpose germane to the Meeting during ordinary business hours commencing 10 days before the Meeting. Prior to the Meeting, the list will be maintained at our principal executive offices located at 8302 Dunwoody Place, Suite 250, Atlanta, Georgia 30350.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Company’s Restated Certificate of Incorporation provides that each member of the Board of Directors shall hold office until the next Annual Meeting of Stockholders and their successors have been duly elected and qualified or until their earlier resignation or removal. Successors to those directors whose terms have expired are required to be elected by stockholder vote. The existing Board of Directors may fill vacancies for an unexpired term and any newly created directorships created by the Board of Directors’ action.

The eight nominees for membership on our Board of Directors named below were recommended by our Corporate Governance and Nominating Committee to serve as members of the Board of Directors. All nominees are incumbent directors and meet the qualifications for membership on our Board of Directors as set forth in the Company’s Second Amended and Restated Bylaws, as amended (the “Bylaws”).

The Company’s Bylaws provide that the number of the Company’s directors shall be at least three and no more than eight, as may be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The Board of Directors has set the size of the Board at eight members.

Nominees for Directors

The nominees for membership on our Board of Directors is a diverse group of sophisticated leaders and professionals who meet the standards and qualifications for our directors. The following biographical information includes a discussion of the specific experience, qualifications, attributes or skills that led to the conclusion by our Corporate Governance and Nominating Committee that each of the nominees is qualified to serve as one of our directors.

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Thomas P. Bostick, Director Age: 65

Mr. Bostick, a director since August 2020, is currently the Chief Executive Officer (“CEO”) of Bostick Global Strategies, LLC, a position he has held since July 2016. Bostick Global Strategies, LLC provides strategic advisory support in the areas of Engineering, Environmental Sustainability, Human Resources, Biotechnology, Education, Executive Coaching, and Agile Project Management. In February 2021, Mr. Bostick was selected by U. S. Senator Jack Reed, Chairman of the Senate Armed Services Committee, to serve as a member of a new commission consisting of eight appointed individuals, tasked with renaming Confederate-named military bases and property. Mr. Bostick previously served (from November 2017 to February 2020) as the Chief Operating Officer (“COO”) and President of Intrexon Bioengineering, a division of Intrexon Corporation (formerly NASDAQ: XON; now NASDAQ: PGEN). Intrexon Bioengineering addresses global challenges across food, agriculture, environmental, energy, and industrial fields by advancing biologically engineered solutions to improve sustainability and efficiency. As the COO and President of Intrexon Bioengineering, Mr. Bostick oversaw operations across the company’s multiple technology divisions and led a major restructuring of Intrexon Corporation. Mr. Bostick is a member of the board of HireVue, Inc., a privately-held company specializing in online video interviewing services for employers. Since October 2020, Mr. Bostick has served as a board member of CSX Corporation (NASDAQ: CSX), a publicly-held rail transportation company, and since December 2020, as a member of both the Finance Committee and the Governance Committee of CSX Corporation. Effective June 1, 2021, Mr. Bostick joined the Fidelity Equity and High Income Fund Board of Trustees, which oversees the high income and certain equity funds sponsored by Fidelity Investments, Inc., a privately-owned investment management company. Effective March 15, 2022, Mr. Bostick became a member of the board of Allonnia, LLC, a privately-held start-up environmental biotech company whose mission is to leverage the power of biotechnology and engineered systems to create transformative solutions for a waste-and pollution-free world. In addition to Mr. Bostick’s service on the boards of for-profit companies, he has since November 2016 also served on the board of American Corporate Partners, a 501(c)(3) nonprofit organization dedicated to assisting U.S. veterans in their transition from the armed services to the civilian workforce. Mr. Bostick was named as one of 2021’s Most Influential Black Corporate Directors by Savoy Magazine, a national publication that showcases and drives positive dialogue about Black culture.

Mr. Bostick has also had a distinguished career in the U.S. military, retiring from the US Army in July 2016 with the rank of Lieutenant General. During his distinguished military career, he served as the 53rd U.S. Army Chief of Engineers and the Commanding General of the U.S. Army Corps of Engineers (“USACE”). As the senior military officer of the Army Corps of Engineers, General Bostick was responsible for overseeing and supervising most of the nation’s civil works infrastructure and military construction, hundreds of environmental protection projects, as well as managing 34,000 civilian employees and military personnel in over 110 countries around the world with a $25 billion annual budget. As the Chief of Engineers, General Bostick led a $5 billion recovery program after Superstorm Sandy. Before his command of USACE, General Bostick served in a variety of command and staff assignments with the U.S. Army both in the U.S. and abroad.

General Bostick’s military honors and decorations include the Distinguished Service Medal, the Defense Superior Service Medal, the Bronze Star, the Legion of Merit with two oak leaf clusters, the Defense Meritorious Service Medal, the Meritorious Service Medal with four oak leaf clusters, the Joint Service Commendation Medal, the Army Commendation Medal, the Army Achievement Medal with one oak leaf cluster, the Combat Action Badge, the U.S Parachutist badge, the Army Recruiter Badge, and the Ranger Tab.

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As a White House Fellow, one of America’s most prestigious programs for leadership and public service, General Bostick was a special assistant to the Secretary of Veterans Affairs. He graduated with a Bachelor of Science degree from the U.S. Military Academy at West Point and later returned to the Academy to serve as an Associate Professor of Mechanical Engineering. He holds Master’s degrees in Civil Engineering and Mechanical Engineering from Stanford University and a Doctorate in Systems Engineering from George Washington University. He is a Member of the National Academy of Engineering and the National Academy of Construction.

Mr. Bostick’s distinguished career in both the government and private sectors brings valuable experience and insight into solving complex issues domestically and globally. His extensive knowledge and problem-solving experiences enhance the Board’s ability to address significant challenges in the nuclear market and led the Board to conclude that he should serve as a director.

Dr. Louis F. Centofanti, Director Age: 78

Dr. Centofanti, the founder of the Company and a director of the Company since its inception in 1991, currently holds the position of Executive Vice President (“EVP”) of Strategic Initiatives. From March 1996 to September 8, 2017 and from February 1991 to September 1995, Dr. Centofanti held the position of President and CEO of the Company. Dr. Centofanti served as Chairman of the Board from the Company’s inception in February 1991 until December 16, 2014. In January 2015, Dr. Centofanti was appointed by the U.S Secretary of Commerce Penny Prizker to serve on the U.S. Department of Commerce’s Civil Nuclear Trade Advisory Committee (“CINTAC”). The CINTAC is composed of industry representatives from the civil nuclear industry and meets periodically throughout the year to discuss the critical trade issues facing the U.S. civil nuclear sector. From 1985 until joining the Company, Dr. Centofanti served as Senior Vice President (“SVP”) of USPCI, Inc., a large publicly-held hazardous waste management company, where he was responsible for managing the treatment, reclamation and technical groups within USPCI. In 1981, he and Mark Zwecker, a current Board member of the Company, founded PPM, Inc. (later sold to USPCI), a hazardous waste management company specializing in treating PCB-contaminated oil. From 1978 to 1981, Dr. Centofanti served as Regional Administrator of the U.S. Department of Energy (“DOE”) for the southeastern region of the United States. Dr. Centofanti has a Ph.D. and a M.S. in Chemistry from the University of Michigan, and a B.S. in Chemistry from Youngstown State University.

As founder of Perma-Fix and PPM, Inc., and as a senior executive at USPCI, Dr. Centofanti combines extensive business experience in the waste management industry with a drive for innovative technology which is critical for a waste management company. In addition, his service in the government sector provides a solid foundation for the continuing growth of the Company, particularly within the Company’s Nuclear business. Dr. Centofanti’s comprehensive understanding of the Company’s operations and his extensive knowledge of its history, coupled with his drive for innovation and excellence, positions Dr. Centofanti to optimize our role in this competitive, evolving market, and led the Board to conclude that he should serve as a director.

Kerry C. Duggan, Director Age: 43	Ms. Duggan, a director since May 2021, is the founder and CEO of SustainabiliD, a woman-owned advisory services firm working with gamechangers to equitably solve the climate crisis. She has been named the founding director of the University of Michigan’s SEAS Sustainability Clinic.

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In 2021, Ms. Duggan was appointed to the DOE’s prestigious Secretary of Energy Advisory Board, serving under Secretary Jennifer Granholm. In February 2021, Michigan Governor Gretchen Whitmer also appointed Ms. Duggan to the State of Michigan’s Council on Climate Solutions, to advise on the implementation of the MI Healthy Climate Plan, to reduce greenhouse gas emissions and to transition toward economy-wide carbon neutrality. In 2020-21, Ms. Duggan was a member of the Biden-Harris Transition Team on the Department of Energy Agency Review Team. In May 2020, Ms. Duggan was named a member of the Biden-Sanders Unity Task Force on Climate Change, serving as one of Biden’s five delegates alongside Gina McCarthy and Sec. John Kerry; and later co-chaired the climate change policy committee and served as a Surrogate for the Biden campaign.

Previously, Ms. Duggan served nearly seven years in public-service leadership roles, including inside the Obama-Biden White House as Deputy Director for Policy in the Office of Vice President Biden Policy to then Vice President Joe Biden for energy, environment, climate, and distressed communities. Simultaneously, she served as Deputy Director of the Detroit Federal Working Group to support Detroit’s revitalization. Prior to the White House, Ms. Duggan held several senior roles at the Department of Energy, including as Secretary Moniz’s embedded Liaison to the City of Detroit (where she championed a citywide LED streetlight conversion), and in the Office of Energy Efficiency & Renewable Energy as Director of Stakeholder Engagement, Director of Legislative, Regulatory & Urban Affairs, and as a Senior Policy Advisor.

After her time in federal service, Ms. Duggan co-founded the Smart Cities Lab, was a Partner with the Honorable Thomas J. Ridge’s firm, RIDGE-LANE Limited Partners, and served on the external advisory board of the University of Michigan’s Erb Institute for Global Sustainable Enterprise and was a Board Member at the Global Council for Science and the Environment. She has also served as a Trustee of the University Liggett School, the oldest independent co-educational day school in Michigan. In 2018, Ms. Duggan was named to the prestigious “40 Under 40” list by Crain’s Detroit Business and their 2022 inaugural “Notable Leaders in Sustainability” list. She previously worked at the League of Conservation Voters in Washington, D.C.

Currently, Ms. Duggan serves as a senior advisor at The RockCreek Group, LP, a registered private fund adviser that manages fund of funds portfolios and direct equity trading portfolios. She also sits on the corporate advisory boards of Our Next Energy, Inc. (ONE), a privately-held energy storage solutions company; Aclima, Inc., a public benefit corporation dedicated to protecting public health, reducing climate-changing emissions, and advancing environmental justice; BlueConduit, a privately-held water analytics company that builds machine learning software to support the efficient removal of lead and other dangerous materials from communities; Walker-Miller Energy Services, L.L.C., a privately-held energy efficiency services company; HEVO, Inc., a privately-held developer of wireless charging units designed to charge electronic vehicles on the go; Commonweal Investors, a private equity firm that invests in early-stage technology companies advancing a sustainable economy, upgrading transportation and infrastructure systems, and revitalizing the urban environment; and Arctaris Impact Investors, LLC, an investment management company that manages funds which invest in growth-oriented operating businesses and community infrastructure projects located in underserved communities.

Ms. Duggan earned her B.S. in Environmental Studies from the University of Vermont and her M.S. in Natural Resource Policy & Behavior from the University of Michigan.

Ms. Duggan’s career in both the government and private sectors brings valuable experience and insight into solving complex issues. Her extensive knowledge and problem-solving experiences, with an Environmental, Social and Governance (“ESG”) mindset and Diversity, Equity and Inclusion (“DEI”) core values, led the Board to conclude that she should serve as a director.

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Joseph T. Grumski, Director Age: 61

Mr. Grumski, a director since February 2020, has served since April 2020 as the President and CEO of TAS Energy Inc. (“TAS”), a wholly-owned subsidiary of Comfort Systems USA, Inc. (NYSE: FIX), a publicly-held company that provides mechanical and electrical contracting services in 139 locations and 114 cities throughout the United States. Prior to the acquisition of TAS by Comfort Systems USA, Inc., Mr. Grumski served as President and CEO and a board member of TAS from May 2013 to March 2020. From 1997 to February 2013, Mr. Grumski was employed with Science Applications International Corporation (“SAIC”) (NYSE: SAIC), a publicly-held company that provides government services and information technology support. During his employment with SAIC, Mr. Grumski held various senior management positions, including the positions of President of SAIC’s Energy, Environment & Infrastructure (“E2I”) commercial subsidiary and General Manager of the E2I Business Unit. SAIC’s E2I commercial subsidiary and Business Unit is comprised of approximately 5,200 employees performing over $1.1 billion of services for federal, commercial, utility and state customers. Mr. Grumski’s many accomplishments with SAIC included growing SAIC’s $300 million federal environmental business to a top ranked, $1.1 billion business; receiving the National Safety Council “Industry Leader” award in 2009; and receiving highest senior executive performance rating three years in a row. Mr. Grumski began his career with Gulf Oil Company and has progressed through senior level engineering, operations management, and program management positions with various companies, including Westinghouse Electric Corporation and Lockheed Martin, Inc. Mr. Grumski received a B.S. in Mechanical Engineering from The University of Pittsburgh and a M.S in Mechanical Engineering from West Virginia University.

Mr. Grumski has had an extensive career in solving and overseeing solutions to complex issues involving both domestic and international concerns. In addition, his extensive experience in companies that provide services to the government sector as well as his experience in the commercial sector provide solid experience for the continuing growth of the Company’s Treatment and Services Segment. Mr. Grumski’s extensive knowledge and problem-solving experiences, executive operational leadership experience and governance experience enhance the Board’s ability to address significant challenges in the nuclear market, and led the Board to conclude that he should serve as a director.

Hon. Joe R. Reeder, Director Age: 74

Mr. Reeder, a director since 2003, is a principal shareholder in the law firm of Greenberg Traurig LLP, one of the nation’s largest law firms, with 41 offices and 2,400 attorneys worldwide, for which Mr. Reeder served as Shareholder-in-Charge of the law firm’s Mid-Atlantic Region from 1999 to 2008. His clientele includes celebrities, heads of state, sovereign nations, international corporations, and law firms. As the 14th Undersecretary of the U.S. Army (1993-97), Mr. Reeder also served three years as Chairman of the Panama Canal Commission’s Board, overseeing a multibillion-dollar infrastructure program. For the past 18 years, he has served on the Canal’s International Advisory Board. He has written extensively in leading journals on the subject of corporate cybersecurity, served on the boards of the National Defense Industry Association (“NDIA”), chairing NDIA’s Ethics Committee, the Armed Services YMCA, the Marshall Legacy Institute, and many other private companies and charitable organizations. Mr. Reeder served as a director of ELBIT Systems of America, LLC, (2005-2020), a subsidiary of Elbit Systems Ltd. (NASDAQ: ESLT), a multi-billion-dollar provider of defense, homeland security, and commercial aviation system solutions. Mr. Reeder has served as a director of WashingtonFirst Bank, the bank subsidiary of WashingtonFirst Bankshares, Inc., from 2004 to 2017; as a director of WashingtonFirst Bankshares, Inc. (NASDAQ: WSBI), from 2009 to 2017; as a director of Sandy Spring Bancorp, Inc. (NASDAQ: SASR), from 2018 to 2020, and as a member of the Advisory Board of Trustar Bank, a Virginia state-chartered bank (2022).

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After successive 4-year appointments by Virginia Governors Mark Warner and Tim Kaine, Mr. Reeder served seven years as Chairman of two Commonwealth of Virginia military boards, and 10 years on the USO Board of Governors. Appointed by former Governor Terry McAuliffe to the Virginia Military Institute’s Board of Visitors (2014), he was reappointed in 2018 by former Virginia Governor Ralph Northam, with his term ending in 2022. Mr. Reeder, who has been a television commentator on legal and national security issues, has consistently been named a Super Lawyer for Washington, D.C., most recently in 2021.

In May 2018 Mr. Reeder was appointed to the Advisory Council Bid Protest Committee to the United States Court of Federal Claims.

A West Point graduate who served in the 82nd Airborne Division after Ranger School, Mr. Reeder earned his J.D. from the University of Texas, and L.L.M. from Georgetown University.

Mr. Reeder has devoted his career to resolving complex domestic and international issues, and continues to greatly enhance the Board’s ability to address major challenges in the nuclear market and day-to-day corporate challenges.

Larry M. Shelton, Board Chairman Age: 68

Mr. Shelton, a director since July 2006, has also held the position of Chairman of the Board of the Company since December 2014. Mr. Shelton served as the Chief Financial Officer (“CFO”) of S K Hart Management, LLC, a private investment management company (“S K Hart Management”), from 1999 until August 2018. Mr. Shelton served as President of Pony Express Land Development, Inc. (an affiliate of SK Hart Management), a privately held land development company, from January 2013 until August 2017, and has served on its board since December 2005. Mr. Shelton served as Director and CFO of S K Hart Ranches (PTY) Ltd, a private South African Company involved in agriculture, from March 2012 to March 2020. Mr. Shelton has over 20 years of experience as an executive financial officer for several waste management companies, including as CFO of Envirocare of Utah, Inc. (now EnergySolutions, Inc. (1995–1999)), a privately held nuclear waste services company, and as CFO of USPCI, Inc. (1982–1987), then a NYSE-listed public company engaged in the hazardous waste business. Since July 1989, Mr. Shelton has served on the board of Subsurface Technologies, Inc., a privately held company specializing in providing environmentally sound innovative solutions for water well rehabilitation and development. Mr. Shelton has a B.A. in accounting from the University of Oklahoma.

With his years of accounting experience as CFO for various companies, including a number of waste management companies, Mr. Shelton combines extensive industry knowledge and understanding of accounting principles, financial reporting requirements, evaluating and overseeing financial reporting processes and business matters. These factors led the Board to conclude that he should serve as a director.

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Hon. Zach P. Wamp, Director Age: 64

Mr. Wamp, a director since January 2018, is currently the President of Zach Wamp Consulting, a position he has held since 2011. As the President and owner of Zach Wamp Consulting, he has served some of the most prominent companies from Silicon Valley to Wall Street as a business development consultant and advisor. From September 2013 to November 2017, Mr. Wamp chaired the Board of Directors for Chicago Bridge and Iron Federal Services, LLC (a subsidiary of Chicago Bridge & Iron Company, NYSE: CBI, which provides critical services primarily to the U.S. government). From January 1995 to January 2011, Mr. Wamp served as a member of the U.S. House of Representatives from Tennessee’s 3rd Congressional District. Among his many accomplishments, which included various leadership roles in the advancement of education and science, Mr. Wamp was instrumental in the formation and success of the Tennessee Valley Technology Corridor, which created thousands of jobs for Tennesseans in the areas of high-tech research, development, and manufacturing. During his career in the political arena, Mr. Wamp served on several prominent subcommittees during his 14 years on the House Appropriations Committee, including serving as a “ranking member” of the Subcommittee on Military Construction and Veterans Affairs and Related Agencies. Mr. Wamp has been a regular panelist on numerous media outlets and has been featured in a number of national publications effectively articulating sound social and economic policy. Mr. Wamp’s business career has also included work in the real estate sector for a number of years as a licensed industrial-commercial real estate broker, for which he was named Chattanooga’s Small Business Person of the Year. He is a founder and Board Chair of Learning Blade, the nation’s premiere STEM education platform, which is now operating in six states with deployment in another 10 states. Learning Blade is owned and operated by SAI Interactive, Inc., d/b/a Thinking Media, a privately-held educational products and services company.

Mr. Wamp has an extensive career in solving and overseeing solutions to complex issues involving domestic concerns. In addition, his wide-ranging career, particularly with respect to his government-related work, provides solid experience for the continuing growth of the Company’s Treatment and Services Segments. His extensive knowledge and problem-solving expertise enhance the Board’s ability to address significant challenges in the nuclear market, and led the Board to conclude that he should serve as a director.

Mark A. Zwecker, Director Age: 71

Mr. Zwecker, a director since the Company’s inception in January 1991, previously served as the CFO for JCI US Inc. from 2013 to 2019. JCI US Inc. is a telecommunications company and wholly-owned subsidiary of Japan Communications, Inc. (Tokyo Stock Exchange (Securities Code: 9424)), which provides cellular service for M2M (machine to machine) applications. From 2006 to 2013, Mr. Zwecker served as Director of Finance for Communications Security and Compliance Technologies, Inc., a wholly-owned subsidiary of JCI US Inc. that develops security software products for the mobile workforce. Mr. Zwecker has held various other senior management positions, including President of ACI Technology, LLC, a privately-held IT services provider, and Vice President of Finance and Administration for American Combustion, Inc., a privately-held combustion technology solutions provider. In 1981, with Dr. Centofanti, Mr. Zwecker co-founded a start-up, PPM, Inc., a hazardous waste management company. He remained with PPM, Inc. until its acquisition in 1985 by USPCI. Mr. Zwecker has a B.S. in Industrial and Systems Engineering from the Georgia Institute of Technology and an M.B.A. from Harvard University.

As a director since our inception, Mr. Zwecker’s understanding of our business provides valuable insight to the Board. With years of experience in operations and finance for various companies, including a number of waste management companies, Mr. Zwecker combines extensive knowledge of accounting principles, financial reporting rules and regulations, the ability to evaluate financial results, and understanding of financial reporting processes. He has an extensive background in operating complex organizations. Mr. Zwecker’s experience and background position him well to serve as a member of our Board. These factors led the Board to conclude that he should serve as a director.

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THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE EIGHT NOMINEES AS THE COMPANY’S DIRECTORS.

Board Diversity Matrix

The following table reflects the Company’s Board diversity matrix as of June 9, 2022. In addition to gender and demographic diversity, two of our eight current directors are also military veterans.

Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity:
Directors	1	7	-	-
Number of Directors Who Identify in Any of The Categories Below:
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	6	-	-
Two or More Races or Ethnicities	-	1	-	-
LGBTQ	-	-	-	-
Did not Disclose Demographic Background	-	-	-	-

Board Independence

Our Common Stock is listed on the Nasdaq Capital Market. Rule 5605 of the Nasdaq Marketplace Rules requires a majority of a listed company’s board of directors to be comprised of independent directors. In addition, the Nasdaq Marketplace Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent under applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Audit committee members must also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under Nasdaq Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our Board annually undertakes a review of the composition of our Board of Directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board of Directors has determined that Ms. Kerry C. Duggan and each of Messrs. Thomas P. Bostick, Joseph T. Grumski, Joe R. Reeder, Larry M. Shelton, Zach P. Wamp and Mark A. Zwecker is an “independent director” as defined under the Nasdaq Marketplace Rules. Our Board of Directors has also determined that each member of our Audit Committee, consisting of Mark A. Zwecker (Chairperson), Joseph T. Grumski, and Larry M. Shelton, and each member of our Compensation and Stock Option Committee, consisting of Joseph T. Grumski (who became a member and the Chairperson effective January 21, 2021), Zach P. Wamp (who became a member effective January 21, 2021), Mark A. Zwecker, Larry M. Shelton (who was replaced by Joseph T. Grumski as a member and the Chairperson effective January 21, 2021), and Joe R. Reeder (who was replaced by Zach P. Wamp as a member effective January 21, 2021) satisfy/satisfied the independence standards for such committees established by the Commission and the Nasdaq Marketplace Rules, as applicable. In making such determination, our Board of Directors considered the relationships that each such non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Our Board of Directors has determined that Dr. Centofanti is not deemed to be an “independent director” because of his employment as a senior executive of the Company.

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Board Leadership Structure

We currently separate the roles of Chairman of the Board and CEO. The Board believes that this leadership structure promotes balance between the Board’s independent authority to oversee our business, and the CEO and his management team, who manage the business on a day-to-day basis.

The Company does not have a written policy with respect to the separation of the positions of Chairman of the Board and CEO. The Company believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and CEO in any way that is in the best interests of the Company at a given point in time; therefore, the Company’s leadership structure may change in the future as circumstances may dictate.

Mark A. Zwecker, a current member of our Board, continues to serve as the Independent Lead Director, a position he has held since February 2010. The Lead Director’s role includes:

●	convening and chairing meetings of the non-employee directors as necessary from time to time and Board meetings in the absence of the Chairman of the Board;
●	acting as liaison between directors, committee chairs and management;
●	serving as information sources for directors and management; and
●	carrying out responsibilities as the Board may delegate from time to time.

Meetings and Committees of the Board of Directors

During 2021, the Board of Directors held six meetings. No director attended fewer than 75% of the aggregate number of meetings held by the Board of Directors and the committees on which he served during 2021. The Company does not currently have a policy with respect to the attendance of its directors at annual meetings; however, the Company encourages each of its directors to attend whenever possible. All members of our Board of Directors attended our 2021 Annual Meeting of Stockholders. The Board of Directors has a standing Audit Committee, Compensation and Stock Option Committee, Corporate Governance and Nominating Committee, and Strategic Advisory Committee.

Audit Committee:

The Audit Committee assists the Board of Directors in monitoring the integrity of the financial statements of the Company, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and independent auditor, the Company’s management of cybersecurity and the Company’s compliance with legal and regulatory requirements. In carrying out these purposes, the Audit Committee, among other things:

●	appoints, evaluates, and approves the compensation of the Company’s independent auditor;

●	pre-approves all auditing services and permitted non-audit services;

●	annually considers the qualifications and independence of the independent auditors;

●	reviews recommendations of independent auditors concerning the Company’s accounting principles, internal controls, and accounting procedures and practices;

●	reviews and approves the scope of the annual audit;

●	reviews and discusses with the independent auditors the audited financial statements;

●	reviews and provides oversight of the Company’s cybersecurity polices;

●	reviews and provides oversight of any related party transactions; and

●	performs such other duties as set forth in the Audit Committee Charter.

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The Audit Committee was established in accordance with the requirements of the Exchange Act and the listing requirements of the Nasdaq and is governed by an Audit Committee Charter. A copy of the Audit Committee Charter is available on our website at https://ir.perma-fix.com/governance-docs. The Audit Committee has established procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission of concerns by employees of the Company regarding accounting or auditing matters. The Audit Committee has the authority to retain internal or external legal counsel and other experts in connection with performing the Audit Committee duties.

The Audit Committee members during 2021 were Mark A. Zwecker (Chairperson), Joseph T. Grumski and Larry M. Shelton. The Board of Directors has determined that each member of the Audit Committee is/was “independent,” as that term is defined for an audit committee member under the Exchange Act and Nasdaq Rule 5605(c) and is/was an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act. The Audit Committee meets at least quarterly and at such additional times as necessary or advisable. The Audit Committee held 28 meetings during 2021.

Compensation and Stock Option Committee:

The Compensation and Stock Option Committee (“Compensation Committee”) reviews and recommends to the Board of Directors the compensation and benefits of all of the Company’s officers and reviews general policy matters relating to compensation and benefits of the Company’s employees. The Compensation Committee also administers the Company’s stock option plans. The Compensation Committee has the sole authority to retain and terminate a compensation consultant, as well as to approve the consultant’s fees and other terms of engagement. It also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors. No compensation consultant was employed during 2021. Members of the Compensation Committee during 2021 were Joseph T. Grumski (Chairperson), who replaced Larry M. Shelton as the Chairperson and a member effective January 21, 2021, Zach P. Wamp, who replaced Joe R. Reeder as a member effective January 21, 2021, and Mark A. Zwecker. All members of the Compensation Committee are/were “independent” as that term is defined by current Nasdaq listing standards. The Compensation Committee meets as often as may be deemed necessary or appropriate in its judgment. The Compensation Committee held four meetings during 2021. The Compensation Committee is governed by the Company’s Compensation and Stock Option Committee Charter, which is available on our website at https://ir.perma-fix.com/governance-docs.

Corporate Governance and Nominating Committee:

The Corporate Governance and Nominating Committee (“Governance and Nominating Committee”) has specific responsibilities which include:

●	considering and making recommendations to the Board regarding the composition and chairmanship of the committees of our Board;
●	developing and making recommendations to our Board regarding corporate governance guidelines which include policies and procedures that promote honest and ethical conduct and prohibit conflict of interest in business conduct;
●	overseeing evaluations of the Board’s performance, including committees of the Board; and
●	overseeing Company practices and initiatives with respect to environmental, social and governance matters.

The Governance and Nominating Committee recommends to the Board of Directors candidates to fill vacancies on the Board and the nominees for election as directors at each annual meeting of stockholders. In making such recommendation, the Governance and Nominating Committee takes into account information provided to them from the candidate, as well as the Governance and Nominating Committee’s own knowledge and information obtained through inquiries to third parties to the extent the Governance and Nominating Committee deems appropriate. The Company’s Bylaws sets forth certain minimum director qualifications to qualify for nomination for election as a director. To qualify for nomination or for election as a director, an individual must:

●	be an individual at least 21 years of age who is not under legal disability;
●	have the ability to be present, in person, at all regular and special meetings of the Board of Directors;
●	not serve on the boards of more than three other publicly-held companies;
●	satisfy the director qualification requirements of all environmental and nuclear commissions, boards or similar regulatory or law enforcement authorities to which the Company is subject so as not to cause the Company to fail to satisfy any of the licensing requirements imposed by any such authority;
●	not be affiliated with, employed by or a representative of, or have or acquire a material personal involvement with, or material financial interest in, any “Business Competitor” (as defined in the Bylaws);
●	not have been convicted of a felony or of any misdemeanor involving moral turpitude; and
●	have been nominated for election to the Board of Directors in accordance with the terms of the Bylaws.

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In addition to the minimum director qualifications as mentioned above, in order for any proposed nominee to be eligible to be a candidate for election to the Board of Directors, such candidate must deliver to the Governance and Nominating Committee a completed questionnaire with respect to the background, qualifications, stock ownership and independence of such proposed nominee. The Governance and Nominating Committee reviews each candidate’s qualifications to include considerations of:

●	standards of integrity, personal ethics and values, commitment, and independence of thought and judgment;
●	ability to represent the interests of the Company’s stockholders;
●	ability to dedicate sufficient time, energy and attention to fulfill the requirements of the position; and
●	diversity of skills and experience with respect to accounting and finance, management and leadership, business acumen, vision and strategy, charitable causes, business operations, and industry knowledge.

The Governance and Nominating Committee does not assign specific weight to any particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Governance and Nominating Committee does not have a formal policy for the consideration of diversity in identifying nominees for directors. However, diversity is one of the many factors taken into account when considering potential candidates to serve on the Board of Directors. The Company recognizes that diversity in professional and life experiences may include consideration of gender, race, cultural background or national origin, in identifying individuals who possess the qualifications that the Governance and Nominating Committee believes are important to be represented on the Board. The Company also views and values diversity from the perspective of professional and life experiences, as well as geographic location, representative of the markets in which we do business. The Company believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Company’s goal of creating a board of directors that best serves our needs and those of our shareholders.

Stockholder Nominees

The Governance and Nominating Committee will consider properly submitted stockholder nominations for candidates for membership on the Board of Directors from stockholders who meet each of the requirements set forth in the Bylaws, including, but not limited to, the requirements that any such stockholder own at least 1% of the Company’s shares of the Common Stock entitled to vote at the meeting on such election, has held such shares continuously for at least one full year, and continuously holds such shares through and including the time of the annual or special meeting. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Stockholders, or at any Special Meeting of Stockholders called for the purpose of electing directors. Any stockholder nomination (“Proposed Nominee”) must comply with the requirements of the Company’s Bylaws and the Proposed Nominee must meet the minimum qualification requirements as discussed above. For a nomination to be made by a stockholder, such stockholder must provide advance written notice to the Governance and Nominating Committee, delivered to the Company’s principal executive office address (i) in the case of an Annual Meeting of Stockholders, no later than the 90th day nor earlier than the 120th day prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; and (ii) in the case of a Special Meeting of Stockholders called for the purpose of electing directors, not later than the 10th day following the day on which public disclosure of the date of the Special Meeting of Stockholders is made.

The Governance and Nominating Committee will evaluate the qualification of the Proposed Nominee and the Proposed Nominee’s disclosure and compliance requirements in accordance with the Company’s Bylaws. If the Board of Directors, upon the recommendation of the Governance and Nominating Committee, determines that a nomination was not made in accordance with the Company’s Bylaws, the Chairman of the Meeting shall declare the nomination defective and it will be disregarded.

Members of the Governance and Nominating Committee during 2021 were Joe R. Reeder (Chairperson), Thomas P. Bostick (who replaced Larry M. Shelton as a member effective January 21, 2021), Kerry C. Duggan (who became a member effective July 20, 2021) and Zach P. Wamp. The Governance and Nominating Committee meets at least quarterly and at such times as necessary or advisable and held four meetings in 2021. The Governance and Nominating Committee is governed by a Corporate Governance and Nominating Committee Charter, which is available on our website at https://ir.perma-fix.com/governance-docs. All members of the Governance and Nominating Committee are/were “independent” as that term is defined by current Nasdaq listing standards.

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Strategic Advisory Committee:

The primary functions of the Strategic Advisory Committee (“Strategic Committee”) are to investigate and evaluate strategic alternatives available to the Company and to work with management on long-range strategic planning and identification of potential new business opportunities. Members of the Strategic Advisory Committee during 2021 were Dr. Louis Centofanti (Chairperson), Kerry C. Duggan (who replaced Larry M. Shelton as a member effective July 20, 2021), Joe R. Reeder and Mark A. Zwecker. The Strategic Committee held four meetings in 2021. The Strategic Advisory Committee is governed by a Strategic Advisory Committee Charter, which is available on our website at https://ir.perma-fix.com/governance-docs.

Risk Oversight by Our Board

The Board is responsible for understanding the risks the Company faces, what steps management is taking to manage those risks and if the steps taken are effective in managing those risks. It is also important that the Board understands what level of risk is appropriate for the Company. While the Board has the ultimate oversight responsibility for the risk management process, certain committees play an integral part in fulfilling the Board’s oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on financial and enterprise risk exposures, including internal controls and cybersecurity (including oversight of appropriate risk prevention and mitigation strategies, systems, processes and controls). The Audit Committee reviews and discusses with management and internal audit our major financial risk exposures, including risks related to fraud, liquidity and regulatory compliance, our policies with respect to risk assessment and risk management, cybersecurity management, and the steps management has taken to monitor and control such exposures at least quarterly and whenever warranted. The Compensation Committee strives to create incentives that do not encourage excessive risk-taking beyond the Company’s ability to effectively identify and manage risk. The Governance and Nominating Committee monitors the effectiveness of our governance guidelines and provides oversight of programs, policies and practices relating to environmental and social issues and impacts to support the sustainable growth of the Company’s businesses. The participation of our Board in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to our Company, including operational, financial, legal and regulatory, environmental, cybersecurity, and strategic and reputational risks. Each of our directors has access to our named executive officers and any other members of our management to discuss and monitor potential risks.

Code of Ethics

Our Code of Business Conduct and Ethics (“Code of Ethics”), which applies to our Board and all our employees, including our CEO and our senior financial officers, complies with applicable SEC rules and Nasdaq listing standards. and is available on our website at https://ir.perma-fix.com/governance-docs. The provisions of the Code of Ethics that apply to the CEO and our senior financial officers, including our CFO and our chief accounting officer, complies with the requirements imposed by the Sarbanes-Oxley Act of 2002 and the rules issued thereunder for codes of ethics applicable to such officers. If any amendments are made to the Code of Ethics, or any grants of waivers are made to any provision of the Code of Ethics, that is applicable to our CEO and our senior financial officers, we will promptly disclose the amendment or waiver and nature of such amendment or waiver on our website at the same web address.

Environmental, Social and Governance (“ESG”)

During 2021, we reinforced our commitments to improve our ESG performance. Our Governance and Nominating Committee has formed an ESG subcommittee led by board members Thomas P. Bostick and Kerry C. Duggan. Their responsibilities are to provide advice and guidance on ESG management. Our executive team leads the development of a strategic roadmap for ESG efforts with support from management from key functional areas. The key areas of focus under our ESG initiatives are health and safety, environmental performance, DEI (diversity, equality and inclusion), talent retention and development, corporate governance and climate-forward service development that support our customers’ transition to low carbon economy. Our executive team is involved in policy planning and coordination of corporate-wide ESG efforts. The Company is in the process of establishing a set of key performance indicators (“KPIs”), which will help with tracking performance on the relevant ESG matters and assist in setting company-wide ESG targets and goals. See our website at https://www.perma-fix.com/esg.aspx for some highlights of our approach as we continue to shape our ESG initiatives. The information on our website is not part of, or incorporated by reference in this proxy statement.

Compensation of Directors

Directors who are employees receive no additional compensation for serving on the Board or its committee(s). In 2021, the Company provided the following annual compensation to each non-employee director and the committee(s) for which he/she serves:

●	a quarterly fee of $11,500;
●	an additional quarterly fee of $8,750 to the Chairman of the Board;
●	an additional quarterly fee of $6,250 to the Chairman of the Audit Committee;

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●	an additional quarterly fee of $3,125 to the Chairman of each of the Compensation Committee, the Governance and Nominating Committee, and the Strategic Committee. The Chairman of the Board was not eligible to receive a quarterly fee for serving as the Chairman of any the aforementioned committees;
●	an additional $1,250 to each Audit Committee member (excluding the Chairman of the Audit Committee);
●	an additional quarterly fee of $500 to each member of the Compensation Committee, the Governance and Nominating Committee, and the Strategic Committee. Such fee was payable only if the member did not also serve as the Chairman of any other standing committees or as the Chairman of the Board; and
●	a fee of $1,000 for each in-person board meeting attended and a $500 fee for meeting attendance via conference call.

Each director may elect to have either 65% or 100% of such fees payable in Common Stock under the 2003 Outside Directors Stock Plan (“2003 Outside Directors Plan”), with the balance, if any, payable in cash.

Prior to July 20, 2021, each non-employee director was also provided an option to purchase 6,000 and 2,400 shares of the Company’s Common Stock upon initial election and re-election, respectively, with each option having a 10-year term and being fully vested after six months from date grant date. On July 20, 2021, at the Company’s Annual Meeting of Stockholders, the Company’s stockholders approved an amendment to the Company’s 2003 Outside Directors Plan which provided the following, among other thing: increased (a) the number of shares of Common Stock subject to the automatic option grant made to each non-employee director upon initial election, from 6,000 to 20,000 shares, (b) increased the number of shares of Common Stock subject to the automatic option grant made to each non-employee director upon reelection, from 2,400 to 10,000 shares, and (c) amended the vesting period of options granted under the plan, from a six-month vesting period to 25% per year, beginning on the first anniversary date of the grant.

Dr. Louis Centofanti, a current member of the Board, is not eligible to receive compensation for his service as a director of the Company as he is an employee (executive officer) of the Company.

The table below summarizes the director compensation expenses recognized by the Company for director options and stock awards (resulting from fees earned) for the year ended December 31, 2021. The terms of the 2003 Outside Directors Plan are further described below under “2003 Outside Directors Plan.”

Director Compensation

Name	Fees Earned or Paid In Cash	Stock Awards	Option Awards		Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	($) (1)	($) (2)	($)(4)		($)	($)	($)	($)
Thomas P. Bostick	—	69,188	38,000	(3)	—	—	—	107,188
Kerry C. Duggan	12,118	30,008	68,000	(3)	—	—	—	110,126
Joseph T. Grumski	—	90,410	38,000	(3)	—	—	—	128,410
Joe R. Reeder	—	84,669	38,000	(3)	—	—	—	122,669
Larry M. Shelton	31,850	78,859	38,000	(3)	—	—	—	148,709
Zach P. Wamp	19,211	47,572	38,000	(3)	—	—	—	104,783
Mark A. Zwecker	26,600	65,873	38,000	(3)	—	—	—	130,473

(1)	Under the 2003 Outside Directors Plan, each director elects to receive 65% or 100% of the director’s fees in shares of our Common Stock. The amounts set forth above represent the portion of the director’s fees paid in cash and exclude the value of the director’s fee elected to be paid in Common Stock under the 2003 Outside Directors Plan, which values are included under “Stock Awards.”

(2)	The number of shares of Common Stock comprising stock awards granted under the 2003 Outside Directors Plan is calculated based on 75% of the closing market value of the Common Stock as reported on the NASDAQ on the business day immediately preceding the date that the quarterly fee is due. Such shares are fully vested on the date of grant. The value of the stock award is based on the market value of our Common Stock at each quarter end times the number of shares issuable under the award. The amount shown is the fair value of the Common Stock on the date of the award.

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(3)	Reflects options granted under the Company’s 2003 Outside Directors Plan resulting from re-election to the Board on July 20, 2021. Options are for a 10-year period with an exercise price of $5.93 per share and vest 25% per year, beginning on the first anniversary date of the grant. The value of the option award for each outside director is calculated based on the fair value of the option per share (approximately $3.80) on the date of grant times the number of options granted, which was 10,000 for each director, pursuant to Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation.” Option awards for Kerry C. Duggan also included the grant of an option for the purchase of up to 6,000 shares of our Common Stock upon initial election to the Board on May 4, 2021. The options have a 10-year term with an exercise price of $7.50 per share and are fully vested six months from date of grant. The fair value of the 6,000 options was determined to be approximately $30,000 based on fair value of $4.97 per share.

(4)	The following table reflects the aggregate number of outstanding non-qualified stock option (“NQSO”) held by the Company’s directors at December 31, 2021. As an employee of the Company or its subsidiaries, Dr. Centofanti is not eligible to participate in the 2003 Outside Directors Plan. Options reflected below for Dr. Centofanti were granted from the 2017 Stock Option Plan:

Name	Options Outstanding at December 31, 2021

Dr. Louis Centofanti	85,000
Thomas P. Bostick	16,000
Kerry C. Duggan	16,000
Joseph T. Grumski	18,400
Joe R. Reeder	31,600
Larry M. Shelton	31,600
Zach P. Wamp	23,200
Mark A. Zwecker	31,600
Total	253,400

2003 Outside Directors Plan

We believe that it is important for our directors to have a personal interest in our success and growth and for their interests to be aligned with those of our stockholders; therefore, under our 2003 Outside Directors Plan, each outside director is granted a 10-year NQSO to purchase up to 20,000 shares of Common Stock on the date such director is initially elected to the Board, and receives on each re-election date a NQSO to purchase up to another 10,000 shares of our Common Stock, with the exercise price being the fair market value of the Common Stock preceding the option grant date. Common Stock shares subject to option granted vest at 25% per year, beginning on the first anniversary date of the grant and no option shall be exercisable after the expiration of ten years from the date the option is granted.

As a member of the Board, each director may elect to receive either 65% or 100% of his/her director’s fee in shares of our Common Stock. The number of shares received by each director is calculated based on 75% of the fair market value of the Common Stock determined on the business day immediately preceding the date that the quarterly fee is due. The balance of each director’s fee, if any, is payable in cash. In 2021, the fees earned by our outside directors totaled approximately $556,000. As a management director, Dr. Centofanti is not eligible to participate in the 2003 Outside Directors Plan. Although Dr. Centofanti is not compensated for his services provided as a director, Dr. Centofanti is compensated for his services rendered as an officer of the Company (See “EXECUTIVE COMPENSATION – Summary Compensation Table”).

In the event of a “change of control” (as defined in the 2003 Outside Directors Plan) or death or disability of the director, each outstanding stock option and stock award shall immediately become exercisable in full notwithstanding the vesting or exercise provisions contained in the stock option agreement.

Communications with the Board

The Company’s Board of Directors believes that it is important for the Company to have a process that enables stockholders to send communications to the Board. Accordingly, stockholders who wish to communicate with the Board of Directors or a particular director may do so by sending a letter to the Secretary of the Corporation, at 8302 Dunwoody Place, Suite 250, Atlanta, Georgia 30350. The mailing envelope must clearly indicate that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board of Directors or only certain specified individual directors. The Secretary of the Corporation will make copies of all such letters and circulate them to the appropriate director or directors.

Family Relationships

There are no family relationships between any of the Company’s existing directors, executive officers, or persons nominated or chosen to become a director or executive officer. Dr. Centofanti is the only director who is an employee of the Company.

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Certain Relationships and Related Transactions

Audit Committee Review

Our Audit Committee Charter provides for the review by the Audit Committee of any related party transactions, other than transactions involving an employment relationship with the Company, which are reviewed by the Compensation Committee. Although we do not have written policies for the review of related party transactions, the Audit Committee reviews transactions between the Company and its directors, executive officers, holders of more than 5% of any class of the Company’s voting securities, and their respective immediate family members. In reviewing a proposed transaction, the Audit Committee takes into account, among other factors it deems appropriate:

(1)	the extent of the related person’s interest in the transaction;
(2)	whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances;
(3)	the cost and benefit to the Company;
(4)	the impact or potential impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer;
(5)	the availability of other sources for comparable products or services;
(6)	the terms of the transaction; and
(7)	the risks to the Company.

In addition, as applicable, the Audit Committee considers Section 144 of the Delaware General Corporation Law (“DGCL”) and the Company’s Code of Ethics.

The provisions of Section 144 of the DGCL apply to transactions between the Company and any of its officers or directors, or any organization in which any such individual has a financial interest or serves as a director or officer (individually, a “Section 144 Related Party,” and, collectively, “Section 144 Related Parties”). Section 144 provides that a transaction between a corporation and any Section 144 Related Party will not be void or voidable solely because such transaction involves the corporation and the Section 144 Related Party, or solely because the Section 144 Related Party is present at or participates or votes in the meeting of the board or committee which authorizes the transaction, if the transaction (a) is approved in good faith after full disclosure of the material facts of the transaction by a majority vote of (i) the disinterested directors, or (ii) the stockholders, and (b) is fair as to the corporation as of the time it is authorized, approved, or ratified by the board, a committee or the stockholders.

Our Code of Ethics, which applies to our Board and all our employees, including the executive officers identified under the heading “Named Executive Officers” and our senior financial officers, provide that such individuals must exhibit and promote honest and ethical conduct in connection with the performance of his or her duties for and on behalf of the Company, including the ethical handling of actual or apparent conflicts of interest involving such individual and the Company, by, among other considerations:

●	not entering into a transaction that would result in a conflict of interest with what is in the best interest of the Company and that is reasonably likely to result in material personal gain to any such individuals or their affiliates;
●	not having a personal financial interest in any of the Company’s suppliers, customers or competitors that could cause divided loyalty as a result of having the ability to influence the Company’s decisions with that particular supplier or customer or actions to be taken by the Company that could materially benefit a competitor.

Related party transactions are reviewed by the Audit Committee prior to the consummation of the transaction. With respect to a related party transaction arising between Audit Committee meetings, the CFO may present it to the Audit Committee Chairperson, who will review and may approve the related party transaction subject to ratification by the Audit Committee at the next scheduled meeting. Our Audit Committee shall approve only those transactions that, in light of known circumstances, are not inconsistent with the Company’s best interests.

Related Party Transactions

David Centofanti. David Centofanti serves as our Vice President of Information Systems. For such position, he received annual compensation of $184,000 in 2021. David Centofanti is the son of Dr. Louis F. Centofanti, our EVP of Strategic Initiatives and a Board member.

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Employment Agreements and MIPs. We entered into an employment agreement with each of the executive officers identified in this Proxy Statement as Named Executive Officers or NEOs: Mark Duff (President and CEO), Ben Naccarato (CFO), Dr. Louis Centofanti (EVP of Strategic Initiatives), Andy Lombardo (EVP of Nuclear and Technical Services) and Richard Grondin (EVP of Waste Treatment Operations), with each employment agreement dated July 22, 2020 (see “Employment Agreements” for a discussion of these employment agreements). Each of our NEOs also has a Management Incentive Plan (“MIP”) for fiscal years 2021 and 2022 (see “Performance-Based Incentive Compensation – 2021 MIPs and 2022 MIPs” for a discussion of these MIPs).

Audit Committee Report

The Audit Committee is responsible for providing independent objective oversight of the Company’s accounting functions and internal controls. In accordance with rules adopted by the SEC, the Audit Committee of the Company states that:

●	The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2021.

●	The Audit Committee has discussed with Grant Thornton LLP, the Company’s independent registered public accounting firm for the year ended December 31, 2021, the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standards No. 16 (“Communications with Audit Committees”), as modified or supplemented.

●	The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” as modified or supplemented, and has discussed with Grant Thornton LLP, the independent registered public accounting firm’s independence.

In connection with the Audit Committee’s discussion with Grant Thornton LLP, as described above, the Audit Committee discussed and considered the nature and scope of the audit services performed by Grant Thornton LLP for the year ended December 31, 2021, and determined that the audit services provided by Grant Thornton LLP were compatible with maintaining the independence of Grant Thornton LLP.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC. The Audit Committee has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for 2022.

This report is submitted on behalf of the members of the Audit Committee:

Mark A. Zwecker (Chairperson)

Joseph T. Grumski

Larry M. Shelton

The Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall it be incorporated by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

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NAMED EXECUTIVE OFFICERS

The following table sets forth, as of the date hereof, information concerning certain named executive officers, referred to throughout this Proxy Statement as our “Named Executive Officers” or “NEOs”:

NAME	AGE	POSITION
Mr. Mark Duff	59	President and CEO
Mr. Ben Naccarato	59	CFO, EVP, and Secretary
Dr. Louis Centofanti	78	EVP of Strategic Initiatives
Mr. Andrew Lombardo	62	EVP of Nuclear and Technical Services
Mr. Richard Grondin	63	EVP of Waste Treatment Operations

Mr. Mark Duff

Mr. Mark Duff has held the position of President and CEO of the Company since September 2017. Since joining the Company in 2016, Mr. Duff has developed and implemented strategies to meet aggressive growth objectives in both the Treatment and Services Segments. In the Treatment Segment, he continues to upgrade each facility to increase efficiency and modernize treatment capabilities to meet the changing markets associated with the waste management industry. This growth includes expansion into additional market sectors including development of new clients in the commercial power along with oil and gas industries. In the Services Segment, which encompasses all field operations, he has completed the revitalization of business development programs which has resulted in increased competitive procurement effectiveness and broadened the market penetration within both the commercial and government sectors. Within the Services Segment, Mr. Duff has established a team of professionals with experience in conducting safe and efficient field operations while addressing complex technical challenges associated with removal of radioactive and hazardous contamination. Mr. Duff has over 37 years of management and technical experience in the DOE and DOD environmental and construction markets as a corporate officer, senior project manager, co-founder of a consulting firm, and federal employee. Mr. Duff has an MBA from the University of Phoenix and received his B.S. from the University of Alabama.

Mr. Ben Naccarato

Mr. Naccarato has served as the Company’s CFO since February 2009. Mr. Naccarato joined the Company in September 2004, holding the positions of Vice President of Finance for the Company’s Industrial Segment until May 2006, when he was named Vice President, Corporate Controller/Treasurer. Mr. Naccarato has over 34 years of experience in senior financial positions in the waste management and used oil industries. From December 2002 to September 2004, Mr. Naccarato was the CFO of a privately held company in the fuel distribution and used waste oil industry. Mr. Naccarato is a graduate of University of Toronto with a Bachelor of Commerce and Finance Degree and is a Chartered Professional Accountant, Certified Management Accountant (CPA, CMA).

On March 3, 2021, Mr. Naccarato was appointed to serve as an independent director of PyroGenesis Canada, Inc., a high-tech company involved in the design, development, manufacture and commercialization of advanced plasma processes and products and whose stock is listed for trading on the Toronto Stock Exchange and the NASDAQ Stock Exchange under the trading symbol “PYR.” Effective March 11, 2021, Mr. Naccarato was appointed to serve as a member of both the Audit and Compensation Committee of PyroGenesis.

Dr. Louis Centofanti

See “Director – Dr. Louis F. Centofanti” in this section for information on Dr. Centofanti.

Mr. Andrew (“Andy”) Lombardo

Mr. Lombardo has held the position of EVP of Nuclear and Technical Services since January 2020. Since joining the Company in 2011, Mr. Lombardo has held various positions within the Company’s Services Segment, including SVP of Nuclear and Technical Services.

Mr. Lombardo, a Certified Health Physicist (“CHP”), has over 39 years of management and technical experience in the commercial nuclear reactor market, and the DOE and DOD environmental and construction markets as a senior director, senior project manager, senior CHP and chemist. Prior to joining the Company, Mr. Lombardo held the position of Vice President of Technical Services for Safety and Ecology Corporation (‘Safety and Ecology”), a subsidiary of Homeland Security Capital Corporation, a publicly traded environmental services company, prior to the acquisition of Safety and Ecology by the Company in 2011. In his positions with both the Company and Safety and Ecology, Mr. Lombardo procured and performed greater than $30 million a year in health physics and radioactive material management projects across the DOE and DOD complex while managing a professional staff of engineers and health physicists and an instrumentation laboratory. Among his many accomplishments, Mr. Lombardo has developed an expertise characterizing and managing naturally occurring radioactive material (“NORM”) and technologically enhanced NORM (“TENORM”) waste streams across multiple industries including oil and gas exploration and production. As a result of his expertise, he was appointed to a scientific committee of the National Council on Radiation Protection and Measurement to provide a commentary on the generation and disposal of TENORM waste. Mr. Lombardo began his career as a chemist and health physicist for the Duquesne Light Company at two commercial reactor sites and one joint DOE/Naval Reactors Duquesne Light test reactor in Shippingport, PA. Mr. Lombardo is certified in comprehensive practice of health physics, and has a M.S. degree in Health Physics from the University of Pittsburgh and a B.S. in Natural Sciences from Indiana University of Pennsylvania.

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Mr. Richard Grondin

Mr. Grondin has held the position of EVP of Waste Treatment Operations since July 2020. Since joining the Company in 2002, Mr. Grondin has held various positions within the Company’s Treatment Segment, including Vice President of Technical Services, Vice President/General Manager of the Perma-Fix Northwest Richland, Inc. Facility and Vice President of Western Operations. Mr. Grondin, a Project Management Professional, has over 35 years of management and technical experience in the highly regulated and specialized radioactive/hazardous waste management industry with the majority of his experience concentrated on managing start-up waste management processing and disposal facilities for four different organizations in the commercial and government sectors. Prior to joining the Company, Mr. Grondin held the position of Vice President of Mixed Waste Operations for Allied Technology Group in Richland, Washington; Vice President of Operations for Waste Control Specialists in Andrews Texas; and Technical Manager/Director of Operations for Rollins Environmental Services Facility in Deer Trail, Colorado. Mr. Grondin is recognized in the United States and Canada as an authority in hazardous and mixed waste treatment. Mr. Grondin has a Diploma of Collegial Studies in Pure and Applied Sciences from CEGEP of Amiante (Thetford-Mines, Canada) and Analytical Chemistry Techniques from CEGEP of Ahuntsic (Montreal, Canada), a Geography minor from Montreal University (Montreal, Canada) and a Certificate of Business Management from the School of Higher Commercial Studies from Montreal University (Montreal, Canada).

EXECUTIVE COMPENSATION

Summary Compensation

The following table summarizes the total compensation paid or earned by each of the NEOs for the fiscal years ended December 31, 2021 and 2020.

Name and Principal Position	Year	Salary	Bonus		Option Awards	Non-Equity Incentive Plan Compensation		All other Compensation	Total Compensation
		($)	($)		($) (2)	($)		($) (4)	($)

Mark Duff	2021	350,341	—		175,518	—		37,121	562,980
President and CEO	2020	344,400	27,000	(1)	—	107,010	(3)	29,930	508,340

Ben Naccarato	2021	284,830	—		87,759	—		45,440	418,029
EVP and CFO	2020	280,000	—		—	86,000	(3)	41,594	407,594

Dr. Louis Centofanti	2021	237,361	—		70,207	—		35,836	343,404
EVP of Strategic Initiatives	2020	233,336	—		—	71,668	(3)	33,780	338,784

Andy Lombardo	2021	284,830	—		87,759	—		15,500	388,089
EVP of Nuclear & Technical Services	2020	280,000	27,000	(1)	—	83,000	(3)	12,385	402,385

Richard Grondin	2021	244,140	—		87,759	—		33,943	365,842
EVP of Waste Treatment Operations	2020	223,151	—		—	71,143	(3)	29,216	323,510

(1)	Reflects a discretionary bonus earned by the executive for fiscal year 2020 which was approved by the Company’s Compensation Committee and which was paid in July 2021.

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(2)	Reflects the aggregate grant date fair value of awards computed in accordance with ASC 718, “Compensation – Stock Compensation.”

(3)	Represents performance compensation earned under the Company’s 2020 MIP which was paid in July 2021.

(4)	The amount shown includes a monthly automobile allowance, insurance premiums (health, disability and life) paid by the Company on behalf of the NEO, and 401(k) matching contributions.

	Insurance
Name	Premium	Auto Allowance	401(k) match	Total
Mark Duff	$21,621	$9,000	$6,500	$37,121
Ben Naccarato	$29,940	$9,000	$6,500	$45,440
Dr. Louis Centofanti	$20,658	$9,000	$6,178	$35,836
Andy Lombardo	$—	$9,000	$6,500	$15,500
Richard Grondin	$20,658	$6,785	$6,500	$33,943

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth unexercised options held by the NEOs as of the fiscal year-end.

Outstanding Equity Awards at December 31, 2021

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) (1) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Mark Duff	50,000	(2)	—	(2)	—	3.970	5/15/2022
	80,000	(3)	20,000	(3)	—	3.650	7/27/2023
	10,000	(4)	15,000	(4)		3.150	1/17/2025
	—	(6)	50,000	(6)		7.005	10/14/2027

Ben Naccarato	40,000	(3)	10,000	(3)	—	3.650	7/27/2023
	6,000	(4)	9,000	(4)		3.150	1/17/2025
	—	(6)	25,000	(6)		7.005	10/14/2027

Dr. Louis Centofanti	40,000	(3)	10,000	(3)	—	3.650	7/27/2023
	6,000	(4)	9,000	(4)		3.150	1/17/2025
	—	(6)	20,000	(6)		7.005	10/14/2027

Andy Lombardo	8,000	(5)	4,000	(5)	—	3.600	10/19/2023
	2,000	(4)	6,000	(4)		3.150	1/17/2025
	—	(6)	25,000	(6)		7.005	10/14/2027

Richard Grondin	16,000	(5)	4,000	(5)	—	3.600	10/19/2023
	4,000	(4)	6,000	(4)		3.150	1/17/2025
	—	(6)	25,000	(6)		7.005	10/14/2027

(1)	Pursuant to each of the employment agreements between the Company and, respectively, Mark Duff, Ben Naccarato, Dr. Louis Centofanti, Andy Lombardo, and Richard Grondin, each dated July 22, 2020, in the event of a change in control, death of the executive officer, the executive officer terminates his employment for “good reason” or the executive officer is terminated by the Company without cause, each outstanding option and award shall immediately become exercisable in full (see “Employment Agreements” below for further discussion of the events pursuant to which accelerated exercise of the respective NEO’s outstanding options can arise).

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(2)	Incentive stock option (“ISO”) granted on May 15, 2016 under the Company’s 2010 Stock Option Plan. The option has a contractual term of six years with one-third yearly vesting over a three-year period. On May 9, 2022, Mr. Duff exercised 100% of the incentive stock option. As permitted by the 2010 Stock Option Plan, Mr. Duff elected to pay the exercise price of the Option Shares by having the Company withhold from the Option Shares a number of shares having a fair market value equal to the aggregate exercise price of $198,500. Since the fair market value of the Company’s Common Stock on May 9, 2022 (as determined in accordance with the 2010 Stock Option Plan) was $5.93 per share, the Company withheld 33,474 shares of Common Stock ($198,500 divided by $5.93) to pay the aggregate exercise price of the option.

(3)	Incentive stock option granted on July 27, 2017 under the Company’s 2017 Stock Option Plan. The option has a contractual term of six years with one-fifth yearly vesting over a five-year period.

(4)	Incentive stock option granted on January 17, 2019 under the Company’s 2017 Stock Option Plan. The option has a contractual term of six years with one-fifth yearly vesting over a five-year period.

(5)	Incentive stock option granted on October 19, 2017 under the Company’s 2017 Stock Option Plan. The option has a contractual term of six years with one-fifth yearly vesting over a five-year period.

(6)	Incentive stock option granted on October 14, 2021under the Company’s 2017 Stock Option Plan. The option has a contractual term of six years with one-fifth yearly vesting over a five-year period.

Option Exercises

None of the Company’s NEOs exercised options in 2021. See footnote 2, above, for information relating to the exercise on March 9, 2022 by Mark Duff of options to acquire 50,000 shares of the Company’s common stock.

Employment Agreements

Each of the NEOs entered into an employment agreement with the Company dated July 22, 2020 (each, an “Employment Agreement” and, collectively, the “Employment Agreements”). Each of the Employment Agreements, which are substantially identical, provides for a specified annual base salary, which annual salary may be increased from time to time, but not reduced, as determined by the Compensation Committee. In addition, each of the NEOs is entitled to participate in the Company’s broad-based benefits plans and to certain performance compensation payable under separate MIPs as approved by the Company’s Compensation Committee and Board. The Company’s Compensation Committee and the Board approved individual 2021 MIPs on January 21, 2021 (which were effective January 1, 2021 and applicable for the 2021 fiscal year) for each of the executive officers (see discussion of each of the 2021 MIPs below under “2021 MIPs”).

Each of the Employment Agreements is effective for three years from July 22, 2020 (the “Initial Term”) unless earlier terminated by the Company or by the respective NEO. At the end of the Initial Term of each Employment Agreement, each Employment Agreement will automatically be extended for one additional year, unless at least six months prior to the expiration of the Initial Term, the Company or the respective NEO provides written notice not to extend the terms of the Employment Agreement.

Each of the Employment Agreements provides that, if an NEO’s employment is terminated due to death/disability or for cause (as defined in the agreements), the Company will pay to the NEO or to his estate an amount equal to the sum of any unpaid base salary, accrued unused vacation time through the date of termination, any benefits due to the NEO under any employee benefit plan (the “Accrued Amounts”) and any performance compensation payable pursuant to the MIP applicable to such NEO.

If the NEO terminates his employment for “good reason” (as defined in the agreements) or is terminated by the Company without cause (including any such termination for “good reason” or without cause within 24 months after a Change in Control (as defined in the agreements)), the Company will pay the NEO the Accrued Amounts, two years of full base salary, and two times the performance compensation (under the NEO’s MIP) earned with respect to the fiscal year immediately preceding the date of termination provided the performance compensation earned with respect to the fiscal year immediately preceding the date of termination has not yet been paid. If performance compensation earned with respect to the fiscal year immediately preceding the date of termination has been paid to the NEO, the NEO will be paid an additional year of the performance compensation earned with respect to the fiscal year immediately preceding the date of termination. If the NEO terminates his employment for a reason other than for good reason, the Company will pay to the executive an amount equal to the Accrued Amounts plus any performance compensation payable pursuant to the MIP applicable to such NEO.

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Additionally, if the NEO terminates his employment for “good reason” (as defined in the agreements) or is terminated by the Company without cause within 24 months after a Change in Control (as defined in the agreements), all outstanding stock options to purchase the common stock held by the NEO will immediately become exercisable in full commencing on the date of termination through the original term of the options. In the event of the death of an NEO, all outstanding stock options to purchase common stock held by the NEO will immediately become exercisable in full commencing on the date of death, with such options exercisable for the lesser of the original option term or twelve months from the date of the NEO’s death. In the event an NEO terminates his employment for “good reason” or is terminated by the Company without cause, all outstanding stock options to purchase common stock held by the NEO will immediately become exercisable in full commencing on the date of termination, with such options exercisable for the lesser of the original option term or within 60 days from the date of the NEO’s date of termination. Severance benefits payable with respect to a termination (other than Accrued Amounts) shall not be payable until the termination constitutes a “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h)).

Potential Payments Upon Termination or Change in Control

The following table sets forth the potential (estimated) payments and benefits to which each NEO would be entitled upon termination of employment by the NEO for “good reason” or by the Company “without cause,” or following a Change in Control of the Company, as specified under each of their respective Employment Agreements with the Company, assuming each circumstance described below occurred on December 31, 2021, the last day of our most recent fiscal year. Such potential payments include any Accrued Amounts (accrued base salary earned for 2021 but paid in 2022, as well as accrued unused vacation/sick time and other vested benefits under the Company plans in which he/she participates). The NEO is not entitled to payment of any benefits upon termination for cause or resignation without good reason other than for Accrued Amounts.

	By Executive for
	Good Reason or by
Name and Principal Position	Company Without		Change in Control
Potential Payment/Benefit	Cause		of the Company

Mark Duff
President and CEO
Base salary and Accrued Amounts	$717,121	(1)	$717,121	(1)
Performance compensation	$—	(2)	$—	(2)
Stock Options	$465,500	(3)	$465,500	(3)

Ben Naccarato
EVP and CFO
Base salary and Accrued Amounts	$617,044	(1)	$617,044	(1)
Performance compensation	$—	(2)	$—	(2)
Stock Options	$181,700	(3)	$181,700	(3)

Dr. Louis Centofanti
EVP of Strategic Initiatives
Base salary and Accrued Amounts	$624,380	(1)	$624,380	(1)
Performance compensation	$—	(2)	$—	(2)
Stock Options	$181,700	(3)	$181,700	(3)

Andy Lombardo
EVP of Nuclear and Technical Services
Base salary and Accrued Amounts	$591,222	(1)	$591,222	(1)
Performance compensation	$—	(2)	$—	(2)
Stock Options	$58,200	(3)	$58,200	(3)

Richard Grondin
EVP of Waste Treatment Operations
Base salary and Accrued Amounts	$569,218	(1)	$569,218	(1)
Performance compensation	$—	(2)	$—	(2)
Stock Options	$86,400	(3)	$86,400	(3)

(1)	Represents two times the base salary of the NEO at December 31, 2021 plus “Accrued Amounts.”

(2)	Represents two times the performance compensation earned for fiscal year 2021 which was $0 (see “2021 MIPs” below).

(3)	Benefit is calculated based on the difference between the exercise price of each option and the market value of the Company’s Common Stock per share (as reported on the NASDAQ) at December 31, 2021 times the number of options outstanding at December 31, 2021. Benefit excludes options which were out-of-the-money at December 31, 2021.

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2021 Executive Compensation Components

For the fiscal year ended December 31, 2021, the principal components of compensation for executive officers were:

●	base salary;
●	performance-based incentive compensation;
●	long term incentive compensation;
●	retirement and other benefits; and
●	perquisites.

Based on the amounts set forth in the Summary Compensation table, during 2021, salary accounted for approximately 67.4% of the total compensation of our NEOs, while equity option awards, MIP compensation, and other compensation accounted for approximately 32.6% of the total compensation of the NEOs.

Base Salary

The NEOs, other officers, and other employees of the Company receive a base annual salary. Base salary ranges for executive officers are determined for each executive based on his or her position and responsibility by using market data and comparisons to similar companies within the business segments in which the Company operates. During its review of base salaries for executives, the Compensation Committee primarily considers:

●	market data and comparisons to similar companies within the business segments in which the Company operates;

●	internal review of the executive’s compensation, both individually and relative to other officers; and

●	individual performance of the executive.

Salary levels are typically considered annually as part of the performance review process as well as upon a promotion or other change in job responsibility. Merit-based salary increases for executives are based on the Compensation Committee’s assessment of the individual’s performance. The base salary and potential annual base salary adjustments for the NEOs are set forth in their respective employment agreements. On January 20, 2022, the Compensation Committee and the Board approved a cost of living increase of 6.4% to each NEO’s annual base salary, effective January 1, 2022. Such increase was reflected in each of the 2022 MIPs as described below.

Performance-Based Incentive Compensation

The Compensation Committee has the latitude to design cash and equity-based incentive compensation programs to promote high performance and achievement of our corporate objectives by directors and the NEOs, encourage the growth of stockholder value and enable employees to participate in our long-term growth and profitability. The Compensation Committee may grant stock options and/or performance bonuses. In granting these awards, the Compensation Committee may establish any conditions or restrictions it deems appropriate. In addition, the CEO has discretionary authority to grant stock options to certain high-performing executives or officers, subject to the approval of the Compensation Committee. The exercise price for each stock option granted is at or above the market price of our Common Stock on the date of grant. Stock options may be awarded to newly hired or promoted executives at the discretion of the Compensation Committee. Grants of stock options to eligible newly hired executive officers are generally made at the next regularly scheduled Compensation Committee meeting following the hire date.

2021 MIPs

On January 21, 2021, the Compensation Committee and the Board approved individual MIP for the calendar year 2021 for each of the Company’s NEOs. Each of the MIPs was effective January 1, 2021 and applicable for the 2021 fiscal year. Each MIP provides guidelines for the calculation of annual cash incentive-based compensation, subject to Compensation Committee oversight and modification.

The performance compensation payable under each MIP was based upon meeting certain of the Company’s separate target objectives during 2021 as described in each of the MIPs below. The Compensation Committee believes performance compensation payable under each of the MIPs should be based on achievement of an EBITDA (earnings before interest, taxes, depreciation and amortization) target, a non-GAAP (“Generally Accepted Accounting Principles”) financial measurement, as the Company believes that this target provides a better indicator of operating performance as it excludes certain non-cash items. EBITDA has certain limitations as it does not reflect all items of income or cash flows that affect the Company’s financial performance under GAAP.

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Certain targets set forth in each of 2021 MIPs took into account the Board-approved budget for 2021 as well as the Compensation Committee’s expectation for performance that in its estimation would warrant payment of incentive cash compensation. In formulating certain targets, the Compensation Committee and the Board considered 2020 results, economic conditions, potential continued impact of COVID-19 and forecasts for 2021 government spending.

Performance compensation, if any, was to be paid on or about 90 days after year-end, or sooner, based on the filing with the SEC of the Company’s Form 10-K. The Compensation Committee retained the right to modify, change or terminate each MIP and may adjust the various target amounts described below, at any time and for any reason.

The total performance compensation that was to be paid to the NEOs under the MIPs was not to exceed 50% of the Company’s pre-tax net income prior to the calculation of performance compensation.

The following schedules reflect performance compensation payable under each of the MIPs, along with descriptions of the target objectives. No performance compensation was earned for each of the target objectives under any of the MIPs for 2021 since a minimum of 60% of the EBITDA target was not achieved. In February 2021, the Compensation Committee approved a cost of living increase of 2.3% to each NEO’s annual base salary, effective April 1, 2021. This increase was not reflected in the annualize base pay below for each of the 2021 MIPs as approved on January 21, 2021:

CEO MIP:

Annualized Base Pay:	$344,400
Performance Incentive Compensation Target (at 100% of Plan):	172,200
Total Annual Target Compensation (at 100% of Plan):	$516,600

Perma-Fix Environmental Serivces, Inc.

2021 Management Incentive Plan

CEO MIP MATRIX

Target Objectives	Performance Target Achieved
	60%-74%	75%-89%	90%-110%	111%-129%	130%-150%	>150%

Revenue (1) (6)	$1,722	$8,610	$17,220	$29,520	$41,820	$66,420

EBITDA (2)	10,332	51,660	103,320	177,120	250,920	398,520

Health & Safety (3) (6)	2,583	12,915	25,830	25,830	25,830	25,830

Permit & License Violations (4) (6)	2,583	12,915	25,830	25,830	25,830	25,830
	$17,220	$86,100	$172,200	$258,300	$344,400	$516,600

CFO MIP:

Annualized Base Pay:	$280,000
Performance Incentive Compensation Target (at 100% of Plan):	140,000
Total Annual Target Compensation (at 100% of Plan):	$420,000

Perma-Fix Environmental Serivces, Inc.

2021 Management Incentive Plan

CFO MIP MATRIX

Target Objectives	Performance Target Achieved
	60%-74%	75%-89%	90%-110%	111%-129%	130%-150%	>150%

Revenue (1) (6)	$1,400	$7,000	$14,000	$23,000	$31,000	$37,000

EBITDA (2)	10,500	52,500	105,000	138,000	186,000	222,000

Health & Safety (3) (6)	1,050	5,250	10,500	10,500	10,500	10,500

Permit & License Violations (4) (6)	1,050	5,250	10,500	10,500	10,500	10,500
	$14,000	$70,000	$140,000	$182,000	$238,000	$280,000

EVP of Strategic Initiatives MIP:

Annualized Base Pay:	$233,336
Performance Incentive Compensation Target (at 100% of Plan):	116,668
Total Annual Target Compensation (at 100% of Plan):	$350,004

25

Perma-Fix Environmental Serivces, Inc.

2021 Management Incentive Plan

EVP OF STRATEGIC INITIATIVES MIP MATRIX

Target Objectives	Performance Target Achieved
	60%-74%	75%-89%	90%-110%	111%-129%	130%-150%	>150%

Revenue (1) (6)	$1,167	$5,833	$11,667	$19,167	$25,834	$30,834

EBITDA (2)	8,750	43,751	87,501	115,001	155,002	185,002

Health & Safety (3) (6)	875	4,375	8,750	8,750	8,750	8,750

Permit & License Violations (4) (6)	875	4,375	8,750	8,750	8,750	8,750
	$11,667	$58,334	$116,668	$151,668	$198,336	$233,336

EVP of Waste Treatment Operations MIP:

Annualized Base Pay:	$240,000
Performance Incentive Compensation Target (at 100% of Plan):	120,000
Total Annual Target Compensation (at 100% of Plan):	$360,000

Perma-Fix Environmental Serivces, Inc.

2021 Management Incentive Plan

EVP OF WASTE TREATMENT OPERATIONS MIP MATRIX

Target Objectives	Performance Target Achieved
	60%-74%	75%-89%	90%-110%	111%-129%	130%-150%	>150%

Revenue (1) (6)	$1,200	$6,000	$12,000	$17,143	$24,000	$29,143

EBITDA (2)	7,200	36,000	72,000	102,857	144,000	174,857

Health & Safety (3) (6)	1,800	9,000	18,000	18,000	18,000	18,000

Permit & License Violations (4) (6)	1,800	9,000	18,000	18,000	18,000	18,000
	$12,000	$60,000	$120,000	$156,000	$204,000	$240,000

EVP of Nuclear and Technical Services MIP:

Annualized Base Pay:	$280,000
Performance Incentive Compensation Target (at 100% of Plan):	140,000
Total Annual Target Compensation (at 100% of Plan):	$420,000

Perma-Fix Environmental Serivces, Inc.

2021 Management Incentive Plan

EVP OF NUCLEAR & TECHNICAL SERVICES MIP MATRIX

Target Objective	Performance Target Achieved
	60%-74%	75%-89%	90%-110%	111%-129%	130%-150%	>150%

Revenue (1) (6)	$1,400	$7,000	$14,000	$20,000	$28,000	$34,000

EBITDA (2)	8,400	42,000	84,000	120,000	168,000	204,000

Health & Safety (3) (6)	2,100	10,500	21,000	21,000	21,000	21,000

CPI (5) (6)	2,100	10,500	21,000	21,000	21,000	21,000
	$14,000	$70,000	$140,000	$182,000	$238,000	$280,000

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(1)	Revenue was defined as the total consolidated third-party top line revenue as publicly reported in the Company’s 2021 financial statements. The percentage achieved was determined by comparing the actual consolidated revenue for 2021 to the Board approved Revenue target for 2021.

(2)	EBITDA was defined as earnings before interest, taxes, depreciation, and amortization from continuing and discontinued operations, including PF Medical. The percentage achieved was determined by comparing the actual EBITDA to the Board approved EBITDA target for 2021.

(3)	The Health and Safety incentive was based upon the actual number of Worker’s Compensation Lost Time Accidents in the Company’s Services Segment, as provided by the Company’s Worker’s Compensation carrier. The Corporate Controller submitted a report on a quarterly basis documenting and confirming the number of Worker’s Compensation Lost Time Accidents, supported by the Worker’s Compensation Loss Report provided by the Company’s carrier or broker. Such claims were identified on the loss report as “indemnity claims.” The following number of Worker’s Compensation Lost Time Accidents and corresponding performance target thresholds was established for the annual Incentive Compensation Plan calculation for 2021.

Work Comp. Claim Number	Performance Target Achieved
4	60%-74%
3	75%-89%
2	90%-110%
1	111%-129%
1	130%-150%
1	>150%)

(4)	Permits or License Violations incentive was earned/determined according to the scale set forth below: An “official notice of non-compliance” was defined as an official communication during 2021 from a local, state, or federal regulatory authority alleging one or more violations of an otherwise applicable Environmental, Health or Safety requirement or permit provision, which resulted in a facility’s implementation of corrective action(s).

Permit and License Violations	Performance Target Achieved
4	60%-74%
3	75%-89%
2	90%-110%
1	111%-129%
1	130%-150%
1	>150%)

(5)	Cost Performance Index (“CPI” – a metric used in measuring project performance) incentive was earned/determined by maintaining project performance metrics for all Firm Fixed Price task orders and projects to include monitoring CPI based on recognized earned value calculations. As defined through monthly project reviews, all CPI metrics should exceed 1.0 for Nuclear Services Projects. A cumulative CPI (“CCPI”) was calculated from all fixed cost contracts. The following CCPI and corresponding performance target thresholds were established for annual incentive compensation plan calculation for 2021.

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CPI (if CCPI is)	Performance Target Achieved
<.0.60	(n/a)
0.60-0.74	60%-74%
0.75-0.89	75%-89%
0.90-1.10	90%-110%
1.11-1.29	111%-129%
1.30-1.50	130%-150%
>1.50	>150%

(6)	No performance incentive compensation was payable for achieving the target objective unless a minimum of 60% of the EBITDA target objective was achieved.

2022 MIPs

On January 20, 2022, the Compensation Committee and the Board approved individual MIPs for the calendar year 2022 for each of the NEOs. Each of the MIPs is effective January 1, 2022.

The performance compensation payable under each MIP is based upon meeting certain of the Company’s separate target objectives during 2022 as described in each of the MIPs below. The Compensation Committee believes performance compensation payable under each of the MIPs should be based on achievement of an EBITDA target, a non-GAAP financial measurement, as the Company believes that this target provides a better indicator of operating performance as it excludes certain non-cash items. EBITDA has certain limitations as it does not reflect all items of income or cash flows that affect the Company’s financial performance under GAAP.

Certain targets set forth in each of the 2022 MIPs take into account the Board-approved budget for 2022 as well as the Compensation Committee’s expectation for performance that in its estimation would warrant payment of incentive cash compensation. In formulating certain targets, the Compensation Committee and the Board considered 2021 results, economic conditions, potential continued impact of COVID-19 and forecasts for 2022 government spending.

Performance compensation amounts under the 2022 MIPs are to be paid on or about 90 days after year-end, or sooner, based on finalization of our audited financial statements for 2022.

The Compensation Committee retains the right to modify, change or terminate each MIP and may adjust the various target amounts described below, at any time and for any reason.

The total to be paid to the NEOs under the MIPs shall not exceed 50% of the Company’s pre-tax net income prior to the calculation of performance compensation.

The following schedules reflect performance compensation payable under each of the MIPs, along with a description of the target objectives.

CEO MIP:

Annualized Base Pay:	$374,870
Performance Incentive Compensation Target (at 100% of Plan):	187,435
Total Annual Target Compensation (at 100% of Plan):	$562,305

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Perma-Fix Environmental Serivces, Inc.

2022 Management Incentive Plan

CEO MIP MATRIX

Target Objectives	Performance Target Achieved
	75%-89%	90%-110%	111%-129%	130%-150%	>150%

Revenue (1) (6)	$9,372	$18,744	$32,132	$45,520	$72,296

EBITDA (2)	56,229	112,461	192,790	273,120	433,778

Health & Safety (3) (6)	14,058	28,115	28,115	28,115	28,115

Permit & License Violations (4) (6)	14,058	28,115	28,115	28,115	28,115
	$93,717	$187,435	$281,152	$374,870	$562,304

CFO MIP:

Annualized Base Pay:	$304,772
Performance Incentive Compensation Target (at 100% of Plan):	152,386
Total Annual Target Compensation (at 100% of Plan):	$457,158

Perma-Fix Environmental Serivces, Inc.

2022 Management Incentive Plan

CFO MIP MATRIX

Target Objectives	Performance Target Achieved
	75%-89%	90%-110%	111%-129%	130%-150%	>150%

Revenue (1) (6)	$7,619	$15,239	$25,035	$33,743	$40,273

EBITDA (2)	57,146	114,289	150,209	202,455	241,641

Health & Safety (3) (6)	5,714	11,429	11,429	11,429	11,429

Permit & License Violations (4) (6)	5,714	11,429	11,429	11,429	11,429
	$76,193	$152,386	$198,102	$259,056	$304,772

EVP of Strategic Initiatives MIP:

Annualized Base Pay:	$253,980
Performance Incentive Compensation Target (at 100% of Plan):	126,990
Total Annual Target Compensation (at 100% of Plan):	$380,970

Perma-Fix Environmental Serivces, Inc.

2022 Management Incentive Plan

EVP OF STRATEGIC INITIATIVES MIP MATRIX

Target Objectives	Performance Target Achieved
	75%-89%	90%-110%	111%-129%	130%-150%	>150%

Revenue (1) (6)	$6,350	$12,699	$20,863	$28,119	$33,562

EBITDA (2)	47,621	95,243	125,176	168,716	201,370

Health & Safety (3) (6)	4,762	9,524	9,524	9,524	9,524

Permit & License Violations (4) (6)	4,762	9,524	9,524	9,524	9,524
	$63,495	$126,990	$165,087	$215,883	$253,980

EVP of Waste Treatment Operations MIP:

Annualized Base Pay:	$261,233
Performance Incentive Compensation Target (at 100% of Plan):	130,617
Total Annual Target Compensation (at 100% of Plan):	$391,850

29

Perma-Fix Environmental Serivces, Inc.

2022 Management Incentive Plan

EVP OF WASTE TREATMENT OPERATIONS MIP MATRIX

Target Objectives	Performance Target Achieved
	75%-89%	90%-110%	111%-129%	130%-150%	>150%

Revenue (1) (6)	$6,531	$13,062	$18,660	$26,123	$31,721

EBITDA (2)	39,185	78,371	111,958	156,741	190,328

Health & Safety (3) (6)	9,796	19,592	19,592	19,592	19,592

Permit & License Violations (4) (6)	9,796	19,592	19,592	19,592	19,592
	$65,308	$130,617	$169,802	$222,048	$261,233

EVP of Nuclear and Technical Services MIP:

Annualized Base Pay:	$304,772
Performance Incentive Compensation Target (at 100% of Plan):	152,386
Total Annual Target Compensation (at 100% of Plan):	$457,158

Perma-Fix Environmental Serivces, Inc.

2022 Management Incentive Plan

EVP OF NUCLEAR & TECHNICAL SERVICES MIP MATRIX

Target Objectives	Performance Target Achieved
	75%-89%	90%-110%	111%-129%	130%-150%	>150%

Revenue (1) (6)	$7,619	$15,239	$21,769	$30,477	$37,008

EBITDA (2)	45,716	91,431	130,617	182,863	222,048

Health & Safety (3) (6)	11,429	22,858	22,858	22,858	22,858

Cost Performance Incentive (5) (6)	11,429	22,858	22,858	22,858	22,858
	$76,193	$152,386	$198,102	$259,056	$304,772

(1)	Revenue is defined as the total consolidated third-party top line revenue as publicly reported in the Company’s 2022 financial statements. The percentage achieved is determined by comparing the actual consolidated revenue for 2022 to the Board approved Revenue target for 2022.

(2)	EBITDA is defined as earnings before interest, taxes, depreciation, and amortization from continuing and discontinued operations. The percentage achieved is determined by comparing the actual EBITDA to the Board approved EBITDA target for 2022.

(3)	The Health and Safety Incentive target is based upon the actual number of Worker’s Compensation Lost Time Accidents in the Company’s Services Segment, as provided by the Company’s Worker’s Compensation carrier. The Corporate Controller will submit a report on a quarterly basis documenting and confirming the number of Worker’s Compensation Lost Time Accidents, supported by the Worker’s Compensation Loss Report provided by the company’s carrier or broker. Such claims will be identified on the loss report as “indemnity claims.” The following number of Worker’s Compensation Lost Time Accidents and corresponding performance target thresholds has been established for the annual Incentive Compensation Plan calculation for 2022.

30

Work Comp. Claim Number	Performance Target Achieved
3	75%-89%
2	90%-110%
1	111%-129%
1	130%-150%
1	>150%

(4)	Permits or License Violations incentive is earned/determined according to the scale set forth below: An “official notice of non-compliance” is defined as an official communication during 2022 from a local, state, or federal regulatory authority alleging one or more violations of an otherwise applicable Environmental, Health or Safety requirement or permit provision, which results in a facility’s implementation of corrective action(s) which includes a material financial obligation, as determined by the Company’s Board of Directors in their sole discretion, to the Company.

Permit and License Violations	Performance Target Achieved
3	75%-89%
2	90%-110%
1	111%-129%
1	130%-150%
1	>150%

(5)	CPI incentive is earned/determined by maintaining project performance metrics for all Firm Fixed Price task orders and projects to include monitoring CPI based on recognized earned value calculations. As defined through monthly project reviews, all CPI metrics should exceed 1.0 for Nuclear Services Projects. A cumulative CPI (CCPI) will be calculated from all fixed cost contracts. The following CCPI and corresponding performance target thresholds have been established for annual incentive compensation plan calculation for 2022.

CPI (if CCPI is)	Performance Target Achieved
0.75-0.89	75%-89%
0.90-1.10	90%-110%
1.11-1.29	111%-129%
1.30-1.50	130%-150%
>1.50	>150%

(6)	No performance incentive compensation will be payable for the target objective unless a minimum of 75% of the EBITDA target objective is achieved.

Long-Term Incentive Compensation

Employee Stock Option Plans

The 2017 Stock Option Plan (“2017 Option Plan”) encourages participants to focus on long-term performance and provides an opportunity for executive officers and certain designated key employees to increase their stake in the Company. Stock options succeed by delivering value to executives only when the value of our stock increases. The 2017 Option Plan authorizes the grant of NQSOs and ISOs for the purchase of our Common Stock.

The 2017 Option Plan assists the Company to:

●	enhance the link between the creation of stockholder value and long-term executive incentive compensation;

●	provide an opportunity for increased equity ownership by executives; and

●	maintain competitive levels of total compensation;

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Stock option award levels are determined based on market data, vary among participants based on their positions with the Company and are granted generally at the Compensation Committee’s regularly scheduled July or August meeting. Newly hired or promoted executive officers who are eligible to receive options are generally awarded such options at the next regularly scheduled Compensation Committee meeting following their hire or promotion date.

Options are awarded with an exercise price equal to or not less than the closing price of the Company’s Common Stock on the date of the grant as reported on the NASDAQ. In certain limited circumstances, the Compensation Committee may grant options to an executive at an exercise price in excess of the closing price of the Company’s Common Stock on the grant date.

The Company’s NEOs have outstanding options from the Company’s 2017 Plan (See “Item 11 – Executive Compensation – Outstanding Equity Awards at Fiscal Year-End - Outstanding Equity Awards at December 31, 2021” for outstanding options for each of our NEOs).

In cases of termination of an executive officer’s employment due to death, by the executive for “good reason,” by the Company without cause, and due to a “change of control,” all outstanding stock options to purchase common stock held by the executive officer will immediately become exercisable in full (see further discussion of the exercisability term of these options in each of these circumstances in “EXECUTIVE COMPENSATION – Employment Agreements”). Otherwise, vesting of option awards ceases upon termination of employment and exercise right of the vested option amount ceases upon three months from termination of employment except in the case of retirement (subject to a six-month limitation) and disability (subject to a one-year limitation).

Accounting for Stock-Based Compensation

We account for stock-based compensation in accordance with ASC 718, “Compensation – Stock Compensation.” ASC 718 establishes accounting standards for entity exchanges of equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. ASC 718 requires all stock-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. The Company uses the Black-Scholes option-pricing model to determine the fair-value of stock-based awards which requires subjective assumptions. Assumptions used to estimate the fair value of stock options granted include the exercise price of the award, the expected term, the expected volatility of the Company’s stock over the option’s expected term, the risk-free interest rate over the option’s expected term, and the expected annual dividend yield. We recognize stock-based compensation expense using a straight-line amortization method over the requisite period, which is generally the vesting period of the stock option grant.

Retirement and Other Benefits

401(k) Plan

The Company adopted the Perma-Fix Environmental Services, Inc. 401(k) Plan (the “401(k) Plan”) in 1992, which is intended to comply with Section 401 of the Internal Revenue Code and the provisions of the Employee Retirement Income Security Act of 1974. All full-time employees who have attained the age of 18 are eligible to participate in the 401(k) Plan. Eligibility is immediate upon employment but enrollment is only allowed during four quarterly open periods of January 1, Apri1 1, July 1, and October 1. Participating employees may make annual pretax contributions to their accounts up to 100% of their compensation, up to a maximum amount as limited by law. At our discretion, we may make matching contributions based on the employee’s elective contributions. Company contributions vest over a period of five years. In 2021, the Company contributed approximately $589,000 in 401(k) matching funds, of which approximately $32,000 was for our NEOs (see the “Summary Compensation” table in this section for 401(k) matching fund contributions made for the NEOs for 2021).

32

Perquisites and Other Personal Benefits

The Company provides executive officers with limited perquisites and other personal benefits (health/disability/life insurance) that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers. The executive officers are provided an auto allowance.

Equity Compensation Plans

The following table sets forth information as of December 31, 2021, with respect to our equity compensation plans.

	Equity Compensation Plan
Plan Category	Number of securities to be issued upon exercise of outstanding options warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	1,019,400	$4.91	943,854
Equity compensation plans not approved by stockholders	—	—	—
Total	1,019,400	$4.91	943,854

Compensation Risk Assessment

In reviewing our executive compensation program, the Company considers whether the program encourages unnecessary or excessive risk taking and has concluded that its compensation policies do not create risks that are reasonably likely to have a material adverse effect on the Company. This conclusion was based on the assessment performed by the Company, with input from the Company’s executive management and its outside securities counsel. The Company’s assessment included consideration of Item 402(s) of Regulation S-K, promulgated under the Securities Act, as discussed with the Company’s management following in-depth discussions of Item 402(s) with our outside securities counsel. In conducting the Company’s risk assessment, numerous factors were considered, including:

●	the Company does not offer significant short-term incentives that would reasonably be considered as motivating high-risk investments or other conduct that is not consistent with the long term goals of the Company;

●	the mix between short-term and long-term compensation;

●	the type of equity awards granted to employees and level of equity and equity award holdings; and

●	the historical emphasis at the Company on long-term growth and profitability over short-term gains.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The table below sets forth information as to the shares of Common Stock beneficially owned as of June 2, 2022 by each person known by us to be the beneficial owners of more than 5% of any class of our voting securities.

Name of Beneficial Owner	Title Of Class	Amount and Nature of Ownership	Percent Of Class (1)
Heartland Advisors, Inc. (2)	Common	1,141,000	8.6%

(1) The number of shares and the percentage of outstanding Common Stock shown as beneficially owned by a person are based upon 13,272,623 shares of Common Stock outstanding on June 2, 2022, and the number of shares of Common Stock which such person has the right to acquire beneficial ownership of within 60 days. Beneficial ownership by our stockholders has been determined in accordance with the rules promulgated under Section 13(d) of the Exchange Act.

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(2) This information is based on the Schedule 13D of Heartland Advisors, Inc., an investment advisor, filed with the Commission on November 16, 2021 disclosing that at November 12, 2021, each of Heartland Advisors, Inc. and Mr. William Nasgovitz, as a control person of Heartland Advisors, Inc. had shared dispositive power over all shares shown above and shared voting power over 1,045,500 of such shares. The address of Heartland Advisors, Inc. is 789 North Water Street, Milwaukee, WI 53202.

Additionally, Schelhammer Capital Bank AG, a banking institution regulated by the banking regulations of Austria, has represented to the Company that as of May 12, 2022, it holds of record as a nominee for, and as an agent of, certain accredited investors, 2,075,083 shares of our Common Stock. Schelhammer Capital Bank AG has also represented to the Company that none of the investors, individually or as a group, as the term “group” is defined under Rule 13d-5(b) of the Exchange Act, beneficially owns more than 4.9% of our Common Stock. Additionally, the investors for whom Schelhammer Capital Bank AG acts as nominee with respect to such shares maintain full voting and dispositive power over the Common Stock beneficially owned by such investors, and Schelhammer Capital Bank AG has neither voting nor investment power over such shares. Accordingly, Schelhammer Capital Bank AG believes that (i) it is not the beneficial owner, as such term is defined in Rule 13d-3 of the Exchange Act, of the shares of Common Stock registered in Schelhammer Capital Bank AG’s name because (a) Schelhammer Capital Bank AG holds the Common Stock as a nominee only, (b) Schelhammer Capital Bank AG has neither voting nor investment power over such shares, and (c) Schelhammer Capital Bank AG has not nominated or sought to nominate, and does not intend to nominate in the future, any person to serve as a member of our Board; and (ii) it is not required to file reports under Section 16(a) of the Exchange Act or to file either Schedule 13D or Schedule 13G in connection with the shares of our Common Stock registered in the name of Schelhammer Capital Bank AG.

Notwithstanding the previous paragraph, if Schelhammer Capital Bank AG’s representations to us described above are incorrect or if the investors for whom Schelhammer Capital Bank AG acts as nominee are acting as a group, then Schelhammer Capital Bank AG or a group of such investors could be a beneficial owner of more than 5% of our voting securities. If Schelhammer Capital Bank AG was deemed the beneficial owner of such shares, the following table sets forth information as to the shares of voting securities that Schelhammer Capital Bank AG may be considered to beneficially own on May 12, 2022:

Name of Record Owner	Title Of Class	Amount and Nature of Ownership	Percent Of Class (*)
Schelhammer Capital Bank AG	Common	2,075,083(+)	15.6%

(*) This calculation is based upon 13,272,623 shares of Common Stock outstanding on June 2, 2022, plus the number of shares of Common Stock which Schelhammer Capital Bank AG, as agent for certain accredited investors has the right to acquire within 60 days, which is none.

(+) This amount is the number of shares that Schelhammer Capital Bank AG has represented to us that it holds of record as nominee for, and as an agent of, certain accredited investors. As of May 12, 2022, the date of Schelhammer Capital Bank AG’s representations to us, Schelhammer Capital Bank AG has no warrants or options to acquire, as agent for certain investors, additional shares of our Common Stock. Although Schelhammer Capital Bank AG is the record holder of the shares of Common Stock described in this note, Schelhammer Capital Bank AG has advised us that it does not believe it is a beneficial owner of the Common Stock or that it is required to file reports under Section 16(a) or Section 13(d) of the Exchange Act. Schelhammer Capital Bank AG has advised us that it (a) holds the Common Stock as a nominee only and that it does not exercise voting or investment power over the Common Stock held in its name and that no one investor for which it holds our Common Stock holds more than 4.9% of our issued and outstanding Common Stock and (b) has not nominated, and has not sought to nominate, and does not intend to nominate in the future, any person to serve as a member of our Board. Accordingly, we do not believe that Schelhammer Capital Bank AG is our affiliate. Schelhammer Capital Bank AG’s address is Goldschmiedgasse 3, A-1010 Wien, Austria.

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Security Ownership of Management

The following table sets forth information as to the shares of voting securities beneficially owned as of June 2, 2022, by each of our directors and NEOs and by all of our directors and NEOs as a group. Beneficial ownership has been determined in accordance with the rules promulgated under Section 13(d) of the Exchange Act. A person is deemed to be a beneficial owner of any voting securities for which that person has the right to acquire beneficial ownership within 60 days.

	Amount and Nature
Name of Beneficial Owner (2)	of Beneficial Owner (1)		Percent of Class (1)
Thomas P. Bostick (3)	24,618	(3)	*
Kerry C. Duggan (4)	15,154	(4)	*
Dr. Louis F. Centofanti (5)	290,325	(5)	2.18%
Joseph T. Grumski (6)	35,179	(6)	*
Joe R. Reeder (7)	234,506	(7)	1.76%
Larry M. Shelton (8)	166,816	(8)	1.25%
Zack P. Wamp (9)	45,362	(9)	*
Mark A. Zwecker (10)	226,532	(10)	1.70%
Mark Duff (11)	153,484	(11)	1.15%
Richard Grondin (12)	22,036	(12)	*
Andy Lombardo (13)	17,900	(13)	*
Ben Naccarato (14)	62,318	(14)	*
Directors and Executive Officers as a Group (12 persons)	1,294,230	(15)	9.48%

*Indicates beneficial ownership of less than one percent (1%).

(1)See footnote (1) of the table under “Security Ownership of Certain Beneficial Owners.”

(2)The business address of each person, for the purposes hereof, is c/o Perma-Fix Environmental Services, Inc., 8302 Dunwoody Place, Suite 250, Atlanta, Georgia 30350.

(3)Mr. Bostick has sole and voting and investment power over all shares shown, which include: (i) 16,118 shares of Common Stock held of record by Mr. Bostick, (ii) options to purchase 6,000 shares which are immediately exercisable, and (iii) options to purchase 2,500 shares which will be exercisable within 60 days of the Record Date.

(4)Ms. Duggan has sole and voting and investment power over all shares shown, which include: (i) 6,654 shares of Common Stock held of record by Ms. Duggan, (ii) options to purchase 6,000 shares which are immediately exercisable, and (iii) options to purchase 2,500 shares which will be exercisable within 60 days of the Record Date.

(5)These shares include (i) 168,525 shares held of record by Dr. Centofanti, (ii) options to purchase 49,000 shares which are immediately exercisable, (iii) options to purchase 10,000 shares which will be exercisable within 60 days of the Record Date, and (iii) 62,800 shares held by Dr. Centofanti’s wife. Dr. Centofanti has sole voting and investment power over all such shares, except for the shares held by Dr. Centofanti’s wife, over which Dr. Centofanti shares voting and investment power.

(6)Mr. Grumski has sole and voting and investment power over all shares shown, which include: (i) 24,279 shares of Common Stock held of record by Mr. Grumski, (ii) options to purchase 8,400 shares which are immediately exercisable, and (iii) options to purchase 2,500 shares which will be exercisable within 60 days of the Record Date.

(7)Mr. Reeder has sole voting and investment power over all shares shown, which include: (i) 210,406 shares of Common Stock held of record by Mr. Reeder, (ii) options to purchase 21,600 shares which are immediately exercisable, and (iii) options to purchase 2,500 shares which will be exercisable within 60 days of the Record Date.

(8)Mr. Shelton has sole voting and investment power over all shares shown, which include: (i) 142,716 shares of Common Stock held of record by Mr. Shelton, (ii) options to purchase 21,600 shares which are immediately exercisable, and (iii) options to purchase 2,500 shares which will be exercisable within 60 days of the Record Date.

(9)Mr. Wamp has sole voting and investment power over all shares shown, which include: (i) 29,662 shares of Common Stock held of record by Mr. Wamp, (ii) options to purchase 13,200 shares which are immediately exercisable, and (iii) options to purchase 2,500 shares which will be exercisable within 60 days of the Record Date.

(10)Mr. Zwecker has sole voting and investment power over all shares shown, which include: (i) 202,432 shares of Common Stock held of record by Mr. Zwecker, (ii) options to purchase 21,600 shares which are immediately exercisable, and (iii) options to purchase 2,500 shares which will be exercisable within 60 days of the Record Date.

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(11) Mr. Duff has sole voting and investment power over all shares shown, which include: (i) 38,484 shares of Common Stock held of record by Mr. Duff, (ii) options to purchase 95,000 shares which are immediately exercisable, and (iii) options to purchase 20,000 shares which will be exercisable within 60 days of the Record Date.

(12) Mr. Grondin has sole voting and investment power over all shares shown, which include: (i) 36 shares of Common Stock held of record by Mr. Grondin, and (ii) immediately exercisable options to purchase 22,000 shares.

(13) Mr. Lombardo has sole voting and investment power over all shares shown, which include: (i) 5,900 shares of Common Stock held of record by Mr. Lombardo, and (ii) immediately exercisable options to purchase 12,000 shares.

(14) Mr. Naccarato has sole voting and investment power over all shares shown, which include: (i) 3,318 shares of Common Stock held of record by Mr. Naccarato, (ii) options to purchase 49,000 shares which are immediately exercisable, and (iii) options to purchase 10,000 shares which will be exercisable within 60 days of the Record Date.

(15) Amount includes options to purchase 325,400 shares which are immediately exercisable and options to purchase 57,500 shares which will be exercisable within 60 days of the Record Date.

PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Company’s Board of Directors has appointed Grant Thornton LLP (“Grant Thornton”) as the independent registered public accounting firm to audit the consolidated financial statements of the Company for fiscal year 2022. Grant Thornton has been the Company’s independent registered public accounting firm since July 9, 2014. It is expected that representatives of Grant Thornton will be present at the Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions.

The affirmative vote of the holders of a majority of the Common Stock present in person or by proxy at the Meeting and entitled to vote is required for adoption of this proposal.

Stockholder ratification of the selection of Grant Thornton as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws. However, the Company is submitting the selection of Grant Thornton to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain Grant Thornton.

The following table reflects the aggregate fees for the audit and other services provided by Grant Thornton LLP, the Company’s independent registered public accounting firm, for fiscal years 2021 and 2020:

Fee Type	2021	2020

Audit Fees(1)	$968,000	$573,000

Tax Fees (2)	146,000	104,000
Total	$1,114,000	$677,000

(1) Audit fees consist of audit work performed in connection with the annual financial statements, the reviews of unaudited quarterly financial statements, and work generally only the independent registered accounting firm can reasonably provide, such as consents and review of regulatory documents filed with the SEC.

(2) Fees for income tax planning, filing, and consulting.

The Audit Committee of the Company’s Board has considered whether Grant Thornton’s provision of the services described above for the fiscal years 2021 and 2020 was compatible with maintaining its independence.

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Engagement of the Independent Auditor

To ensure that our independent registered public accounting firm is engaged only to provide audit and non-audit services that are compatible with maintaining its independence, the Audit Committee has a policy that requires the Committee to review and approve in advance all services to be provided by the Company’s independent accounting firm before the firm is engaged to provide those services. The Audit Committee considers non-audit services and fees when assessing auditor independence, and determined that tax return preparation and other tax compliance services is compatible with maintaining our accounting firm’s independence. All services under the headings Audit Fees and Tax Fees were approved by the Audit Committee pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X of the Exchange Act. The Audit Committee’s pre-approval policy provides as follows:

●	The Audit Committee will review and pre-approve on an annual basis all audits, audit-related, tax and other services, along with acceptable cost levels, to be performed by the independent accounting firm and any member of the independent accounting firm’s alliance network of firms, and may revise the pre-approved services during the period based on later determinations. Pre-approved services typically include: audits, quarterly reviews, regulatory filing requirements, consultation on new accounting and disclosure standards, employee benefit plan audits, reviews and reporting on management’s internal controls and specified tax matters.
●	Any proposed service that is not pre-approved on the annual basis requires a specific pre-approval by the Audit Committee, including cost level approval.
●	The Audit Committee may delegate pre-approval authority to one or more of the Audit Committee members. The delegated member must report to the Audit Committee, at the next Audit Committee meeting, any pre-approval decisions made.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3 – APPROVAL, BY AN ADVISORY (NON-BINDING) VOTE, OF THE 2021 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (“Exchange Act”), we are providing stockholders with an advisory (non-binding) vote on the approval of the 2021 compensation of our named executive officers (this vote is sometimes referred to as “say on pay”). The Company submits such a “say on pay” vote to stockholders annually. Accordingly, you may vote on the following resolution at the 2022 annual meeting:

“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation paid to the Company’s named executive officers in 2021, as disclosed pursuant to Item 402 of Regulation S-K, the accompanying compensation tables, and the related narrative discussion, in the Company’s 2022 Proxy Statement.”

As described in this Proxy Statement, our executive compensation programs are designed to enable us to attract, motivate, and retain executive talent, who are critical to our success. Our compensation is centered around a pay-for-performance philosophy. We believe that our executive compensation program, with its balance of cash incentives designed to reward achievement of key performance goals set for the year and longer-term equity-based incentives, compensates our executives for performance directly linked to stockholder value creation.

The vote on this Proposal 3 is not intended to address any specific element of compensation and is advisory, which means that the vote is not binding on the Company, our Board of Directors, and the Compensation Committee. However, our Board of Directors and our Compensation Committee value the opinions of our stockholders and will review the voting results in connection with their ongoing evaluation of the Company’s compensation program and will consider the outcome of the vote when making future compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL, BY ADVISORY (NON-BINDING) VOTE, OF THE 2021 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

In order to be considered for inclusion in our proxy materials, you must submit proposals for next year’s annual meeting in writing to our Secretary at our executive offices at 8302 Dunwoody Place, Suite 250, Atlanta, Georgia 30350, on or prior to February 9, 2023. Such proposals also must comply with Rule 14a-8 under the Securities Exchange Act of 1934.

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In accordance with our Bylaws, a stockholder who intends to submit a proposal for consideration, but not for inclusion in our proxy materials, must provide written notice of the matter to our Secretary at 8302 Dunwoody Place, Suite 250, Atlanta, Georgia 30350, not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our Bylaws (and not pursuant to Rule 14a-8 under the Securities Exchange Act of 1934) must be received no earlier than March 23, 2023, and no later than April 22, 2023.

OTHER MATTERS AND INFORMATION

Other Business

The Board of Directors has no knowledge of any business to be presented for consideration at the Meeting other than as described above. Should any such matters properly come before the Meeting or any adjournment thereof, the persons acting as proxies will have discretionary authority to vote such proxy in accordance with their best judgment on such matters and with respect to matters incident to the conduct of the Meeting.

Other Information

Copies of our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, including the financial statements and financial statement schedules, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, are available on our website at www.perma-fix.com or on the website maintained by the SEC at www.sec.gov. Printed copies of these materials are available free of charge (except for the costs of duplication and mailing in the case of exhibits to such documents) to stockholders who request them in writing from our corporate secretary at Perma-Fix Environmental Services, Inc., 8302 Dunwoody Place, Suite 250, Atlanta, Georgia 30350.

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YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet, Smartphone or Tablet - QUICK * EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail**

PermaFix® environmental services
A Nuclear Services and Waste Management Company

As a stockholder of Perma-Fix Environmental Services, Inc., you have the option of voting your shares electronically through the Internet or Smartphone, eliminating the need to return the proxy card. Your Smartphone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or Smartphone must be received by 11:59 p.m., Eastern Daylight Time, on July 20, 2022.

INTERNET -
www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MOBILE VOTING -
On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROXY

Please markyour votes like this **X**

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE IN ITEMS 1, 2, AND 3. IF THE UNDERSIGNED MAKES NO SPECIFICATIONS, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 4.

1. ELECTION OF DIRECTORS

(1) Thomas P. Bostick
(2) Dr. Louis F. Centofanti
(3) Kerry C. Duggan
(4) Joseph T. Grumski
(5) Joe R. Reeder
(6) Larry M. Shelton
(7) Zach P. Wamp
(8) Mark A. Zwecker

FOR ALL ☐ WITHHOLD AUTHORITY ☐

(Instruction: To withhold authority to vote for an individual nominee, strike a line through that nominee's name in the list above).

3. APPROVE, BY NON-BINDING VOTE, THE 2021 COMPENSATION OF THE NAMED EXECUTIVE OFFICERS. FOR ☐ AGAINST ☐ ABSTAIN ☐

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**________**,2022**

Please sign exactly as your name appears herein, date and return this Proxy Card promptly, using the self-addressed, prepaid envelope enclosed for your convenience. Please correct your address before returning this Proxy Card. Persons signing in fiduciary capacity should indicate that fact and give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person. If joint tenants, both should sign.

The 2022 Proxy Statement and our 2021 Annual Report to Stockholders are available at:

https://www.cstproxy.com/perma-fix/2022

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROXY

Perma-Fix Environmental Services, Inc.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Mark Duff and Ben Naccarato, and each of them severally, as the undersigned's proxies, with full power of substitution, to attend the Annual Meeting of the Stockholders of Perma-Fix Environmental Services, Inc. (the "Company") at The Westin Atlanta Airport, 4736 Best Road, Atlanta, Georgia 30337, at 11:00 a.m. (EDT), on Thursday, July 21, 2022, and at any adjournment of that meeting, and to vote the number of shares of common stock of the Company held in the undersigned's name as of the close of business on June 2, 2022, as designated on the reverse side.

(Continued, and to be marked, dated and signed, on the other side)